EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by 370 Markets, LLC d/b/a Rares Markets (hereinafter “Rares Markets”). The offering statement was originally qualified by the U.S. Securities and Exchange Commission (“SEC”) on March 24, 2021. This is the first amendment to that qualified offering statement on Form 1-A dated March 8, 2021.

Different series of Rares Markets have already been offered or have been qualified but not yet launched as of the date hereof, by Rares Markets under the offering statement dated March 8, 2021. Each such series of Rares Markets will continue to be offered and sold by Rares Markets following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement as qualified, the offering of an additional series (Series Grammy) of Rares Markets and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the section titled “Description of the Business” of the Offering Circular in this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 1 amends the Offering Circular of 370 Markets, LLC d/b/a Rares Markets, dated March 8, 2021, as qualified on March 24, 2021, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 1 SUBJECT TO COMPLETION; DATED AUGUST 9. 2021

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

370 Markets, LLC d/b/a Rares Markets

8545 W. Warm Springs Road, Ste A4 #192

Las Vegas, NV 89113

702.860.9650

http://www.rares.io

This Post-Qualification Amendment No. 1 relates to the offer and sale of series of shares, as described below, to be issued by 370 Markets, LLC d/b/a Rares Markets (“Rares Markets,” the “Company,” “we,” “us,” or “our”).

Best Efforts Offering of

Series Holy Grail Membership Shares (“Series Holy Grail Shares”)

Series Silicon Valley Membership Shares (“Series Silicon Valley Shares”)

Series Hova Membership Shares (“Series Hova Shares”)

Series Legacy Membership Shares (“Series Legacy Shares”)

Series Speedboat Membership Shares (“Series Speedboat Shares”)

Series The Goats Membership Shares (“Series The Goats Shares”)

Series North Carolina Membership Shares (“Series North Carolina Shares”)

Series Jordan Colorway Membership Shares (“Series Jordan Colorway Shares”)

Series Deadstock Membership Shares (“Series Deadstock Shares”)

Series Born and Bred Membership Shares (“Series Born and Bred Shares”)

Series Windy City Membership Shares (“Series Windy City Shares”)

Series Air Force 1Membership Shares (“Series Air Force 1 Shares”)

and Series Mamba Membership Shares (“Series Mamba Shares”)

Minimum-Maximum Offering of

Series Grammy Membership Shares (“Series Grammy Shares”)

2,500 Shares of Holy Grail at $16.00 per Share

Minimum Investment: 5 Shares of Holy Grail ($80.00)

Maximum Offering: $40,000.00

1,500 Shares of Silicon Valley at $12.00 per Share

Minimum Investment: 3 Shares of Silicon Valley ($36.00)

Maximum Offering: $18,000.00

2,000 Shares of Hova at $13.00 per Share

Minimum Investment: 3 Shares of Hova ($39.00)

Maximum Offering: $26,000.00

500 Shares of Legacy at $20.00 per Share

Minimum Investment: 2 Shares of Legacy ($40.00)

Maximum Offering: $10,000.00

1,500 Shares of Speedboat at $10.00 per Share

Minimum Investment: 3 Shares of Speedboat ($30.00)

Maximum Offering: $15,000.00

2,500 Shares of The Goats at $22.00 per Share

Minimum Investment: 5 Shares of The Goats ($110.00)

Maximum Offering: $55,000.00

1,500 Shares of North Carolina at $10.00 per Share

Minimum Investment: 5 Shares of North Carolina ($50.00)

Maximum Offering: $15,000.00

2,500 Shares of Jordan Colorway at $22.00 per Share

Minimum Investment: 3 Shares of Jordan Colorway ($66.00)

Maximum Offering: $55,000.00

1,500 Shares of Deadstock at $10.00 per Share

Minimum Investment: 3 Shares of Deadstock ($30.00)

Maximum Offering: $15,000.00

1,500 Shares of Born and BRED at $10.00 per Share

Minimum Investment: 3 Shares of Born and BRED ($30.00)

Maximum Offering: $15,000.00

2,000 Shares of Windy City at $13.00 per Share

Minimum Investment: 5 Shares of Windy City ($65.00)

Maximum Offering: $26,000.00

2,500 Shares of Air Force 1 at $14.00 per Share

Minimum Investment: 3 Shares of Air Force 1 ($42.00)

Maximum Offering: $35,000.00

2,000 Shares of Mamba at $7.00 per Share

Minimum Investment: 5 Shares of Mamba ($35.00)

Maximum Offering: $14,000.00

120,000 Shares of Grammy at $25.00 per Share

Minimum Investment: 1 Share of Grammy ($25.00)

Minimum Offering: $1,800,000.00

Maximum Offering: 3,000,000.00

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering has commenced for all Series other than Series Grammy, and Series Grammy will commence upon qualification of this Post-Qualification Amendment No. 1 by the Securities and Exchange Commission and will terminate for all previously qualified Series as set out In the Offering Circular dated March 8, 2021 and qualified on March 24, 2021 and for Series Grammy 365 days from the date of qualification of this Post-Qualification Amendment No. 1 by the Securities And Exchange Commission, Unless extended for up to another 180 days by the manager or terminated earlier by the Manager.

The Shares Offered Herein Do Not Have Voting Rights. See Page 98 below for further details.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 34 THROUGH PAGE 49 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

For sales of Holy Grail Series through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$16.00	$0.16	$15.84	None
Minimum Investment	$80.00	$0.80	$79.20	None
Maximum Offering	$40,000.00	$500.00	$39,500.00	None

For sales of Silicon Valley Series through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$12.00	$0.12	$11.88	None
Minimum Investment	$36.00	$0.36	$35.64	None
Maximum Offering	$18,000.00	$180.00	$17,820.00	None

For sales of Hova Series through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$13.00	$0.13	$12.87	None
Minimum Investment	$39.00	$0.39	$38.61	None
Maximum Offering	$26,000.00	$260.00	$25,740.00	None

For sales of Legacy through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$20.00	$0.20	$19.80	None
Minimum Investment	402.00	$0.40	$39.60	None
Maximum Offering	$10,000.00	$100.00	$9,900.00	None

For sales of Speedboat through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$10.00	$0.10	$9.90	None
Minimum Investment	$30.00	$0.30	$29.70	None
Maximum Offering	$15,000.00	$150.00	$14,850.00	None

For sales of The Goats through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$22.00	$0.22	$21.78	None
Minimum Investment	$110.00	$1.10	$108.90	None
Maximum Offering	$55,000.00	$550.00	$54,450.00	None

For sales of North Carolina through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$10.00	$0.10	$9.90	None
Minimum Investment	$50.00	$0.50	$49.50	None
Maximum Offering	$15,000.00	$150.00	$14,850.00	None

For sales of Jordan Colorway through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$22.00	$0.22	$21.78	None
Minimum Investment	$66.00	$0.66	$65.34	None
Maximum Offering	$55,000.00	$550.00	$54,450.00	None

For sales of Deadstock through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$10.00	$0.10	$9.90	None
Minimum Investment	$30.00	$0.30	$29.70	None
Maximum Offering	$15,000.00	$150.00	$14.850.00	None

For sales of Born and BRED through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$10.00	$0.10	$9.90	None
Minimum Investment	$30.00	$0.30	$29.70	None
Maximum Offering	$15,000.00	$150.00	$14,850.00	None

For sales of Windy City through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$13.00	$0.13	$12.87	None
Minimum Investment	$65.00	$0.65	$64.35	None
Maximum Offering	$26,000.00	$260.00	$25,740.00	None

For sales of Air Force 1 through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$14.00	$0.14	$13.86	None
Minimum Investment	$42.00	$0.42	$41.58	None
Maximum Offering	$35,000.00	$350.00	$34,650.00	None

For sales of Mamba through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$7.00	$0.07	$6.03	None
Minimum Investment	$35.00	$0.35	$34.65	None
Maximum Offering	$14,000.00	$140.00	$13,860.00	None

Because these securities are being offered on a “minimum-maximum” basis, the following disclosures are hereby made:

For sales of Grammy Series through Dalmore Group LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Share	$25.00	$0.25	$24.75	None
Minimum Investment	$25.00	$0.25	$24.75	None
Minimum Offering	$1,800,000.00	$18,000.00	$1,782,000.00	None
Maximum Offering	$3,000,000.00	$30,000.00	$2,970,000.00	None

(1) Dalmore Group, LLC (“Dalmore Group”) will be acting as an executing broker and is entitled to a brokerage fee as reflected herein and described in greater detail herein. The Company shall pay a cash success fee to Dalmore Group equivalent to 1% of the gross proceeds raised in the Offering. Dalmore Group may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore Group is not an underwriter and will not be paid underwriting fees, but will be paid service fees. “Plan of Distribution and Subscription Procedure”  No underwriter has been engaged in connection with the Offering. We intend to distribute all Series of Shares principally through the Rares Platform as described in greater detail under “Plan of Distribution and Subscription Procedure.”

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $45,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares, but which do not include service fees paid to Dalmore Group or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution and Subscription Procedure” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution and Subscription Procedure."

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

370 Markets, LLC d/b/a Rares Markets (“we,” “us,” “our,” “Rares Markets” or the “Company”) is a newly organized Delaware series limited liability company and is offering (the “Offering”) Shares in several Series in the Company (the “Series Shares”, the “Series” or the “Shares”) on a best efforts basis. Sale of the Shares in each Series will begin upon qualification of this Offering Circular to a maximum of 2,000 qualified purchasers (no more than 500 of which may be non-accredited investors) (a purchaser of the Shares shall be deemed an “Investor” or “Shareholder”) in each Series, provided that 370 Legacy, Inc., the Manager, may waive such limitations.

We are offering:

(1)Up to a maximum of 2,500 Series Holy Grail Shares (“Series Holy Grail Shares”), at a purchase price of $16.00 per Series Holy Grail Share, for a maximum aggregate amount of $40,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(2)Up to a maximum of 1,500 Series Silicon Valley Shares (“Series Silicon Valley Shares”), at a purchase price of $12.00 per Series Silicon Valley Share, for a maximum aggregate amount of $18,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(3)Up to a maximum of 2,000 Series Hova Shares (“Series Hova Shares”), at a purchase price of $13.00 per Series Hova Share, for a maximum aggregate amount of $26,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(4)Up to a maximum of 500 Series Legacy Shares (“Series Legacy Shares”), at a purchase price of $20.00 per Series Legacy Share, for a maximum aggregate amount of $10,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(5)Up to a maximum of 1,500 Series Speedboat Shares (“Series Speedboat Shares”), at a purchase price of $10.00 per Series Speedboat Share, for a maximum aggregate amount of $15,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(6)Up to a maximum of 2,500 Series The Goats Shares (“Series The Goats Shares”), at a purchase price of $22.00 per Series The Goats Share, for a maximum aggregate amount of $55,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(7)Up to a maximum of 1,500 Series North Carolina Shares (“Series North Carolina Shares”), at a purchase price of $10.00 per Series North Carolina Share, for a maximum aggregate amount of $15,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(8)Up to a maximum of 2,500 Series Jordan Colorway Shares (“Series Jordan Colorway Shares”), at a purchase price of $22.00 per Series Jordan Colorway Share, for a maximum aggregate amount of $55,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(9)Up to a maximum of 1,500 Series Deadstock Shares (“Series Deadstock Shares”), at a purchase price of $10.00 per Series Deadstock Share, for a maximum aggregate amount of $15,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(10)Up to a maximum of 1,500 Series Born and BRED Shares (“Series Born and BRED Shares”), at a purchase price of $10.00 per Series Born and BRED Share, for a maximum aggregate amount of $15,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(11)Up to a maximum of 2,000 Series Windy City Shares (“Series Windy City Shares”), at a purchase price of $13.00 per Series Windy City Share, for a maximum aggregate amount of

$26,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(12)Up to a maximum of 2,500 Series Air Force 1 Shares (“Series Air Force 1 Shares”), at a purchase price of $14.00 per Series Air Force 1 Share, for a maximum aggregate amount of $35,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(13)Up to a maximum of 2,000 Series Mamba Shares (“Series Mamba Shares”), at a purchase price of $7.00 per Series Mamba Share, for a maximum aggregate amount of $14,000.00, on a “best efforts” basis with no offering minimum other than the minimum per investor amount, and

(13)A minimum of 72,000 Series Grammy Shares (“Series Grammy Shares”), at a purchase price of $25.00 per Series Grammy Share, and up to a maximum of 120,000 Series Grammy Shares for a minimum aggregate amount of $1,800,000.00 and a maximum aggregate amount of $3,000,000.00, on a “minimum-maximum” basis.

The initial closing (“Closing”) of the offering for each best efforts Series will occur on the earliest to occur of (i) the date subscriptions for the maximum aggregate number of Shares of each Series have been accepted or (ii) a date determined by the Manager (defined below) in its sole discretion. If Closing has not occurred, the Offering for each Series shall be terminated upon (i) the date which is 365 days from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion. The initial closing (“Closing”) of the offering for Series Grammy will occur on the earliest to occur of (i) the date subscriptions for the minimum aggregate number of Shares of Series Grammy have been accepted or (ii) a date determined by the Manager (defined below) in its sole discretion after the date subscriptions for the minimum aggregate number of Shares of Series Grammy have been accepted. If Closing has not occurred, the Offering for each Series shall be terminated upon (i) the date which is 365 days from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion. No securities are being offered by existing security-holders. This Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format. The Company is not offering and does not anticipate selling any Series Shares in any state where Dalmore Group is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest bearing account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Investor. See “Plan of Distribution and Subscription Procedure” and “Description of Shares Offered” for additional information.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings and graphics on the website and in any marketing materials are for illustrative purposes only.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

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PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

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THERE IS NO PUBLIC MARKET FOR THE SHARES OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF CLASS B SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY.  AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

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THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

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INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY,

ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

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NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

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THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

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THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

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THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR

SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

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PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE MANAGER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

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BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

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NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, each series of the Company and the Rares Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the Company's and the Manager’s expectations, hopes, beliefs, and intentions regarding the future. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company and the Manager with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

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About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith except as required by law in which case the Company will file post-qualification amendments or offering circular supplements as facts and circumstances warrant. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering

Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

MARKET AND OTHER INDUSTRY DATA

This offering circular includes market and other industry data and estimates that are based on our management’s knowledge and experience in the markets in which we operate. The sources of such data generally state that the information they provide has been obtained from sources they believe to be reliable, but we have not investigated or verified the accuracy and completeness of such information. Our own estimates are based on information obtained from our and our affiliates experience in the markets in which we operate and from other contacts in these markets. We are responsible for all of the disclosure in this offering circular, and we believe our estimates to be accurate as of the date of this offering circular or such other date stated in this offering circular. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market and other industry data included in this offering circular, and estimates and beliefs based on that data, may not be reliable.

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TABLE OF CONTENTS

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	19
Summary of Risk Factors	33
RISK FACTORS	34
DILUTION	49
USE OF PROCEEDS	50
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	54
SECURITIES BEING OFFERED	54
PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE	55
Plan of Distribution	55
Investor Suitability Standards	57
Minimum and Maximum Investment	58
Broker-Dealer	59
Holding Account and Escrow Account	60
HOW TO SUBSCRIBE	62
DESCRIPTION OF THE BUSINESS	63
DESCRIPTION OF COLLECTOR ASSETS	77
BUSINESS OF THE COMPANY	86
Manager	87
Operating Expenses	87
Indemnification Of The Manager	88
Management Fee	89
Legal Proceedings	89
Allocations of Expenses	89
MANAGEMENT	90
Responsibilities of the Manager	91
Executive Officers and Directors of the Manager	93
Compensation of Executive Officers and Directors	95
PRINCIPAL SHAREHOLDERS	95
DESCRIPTION OF SHARES OFFERED	96
MATERIAL UNITED STATES TAX CONSIDERATIONS	102
WHERE TO FIND ADDITIONAL INFORMATION	105
SECTION F/S FINANCIAL STATEMENTS	107
SIGNATURES	117
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	118
INDEX TO EXHIBITS	119

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OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

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The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular. Except where the context suggests otherwise, the terms “Rares Markets,” “Company,” “we,” “us” and “our” refer  to 370 Markets LLC d/b/a Rares Markets, a Delaware series limited liability company, together with its consolidated Series; references in this offering circular to the “Manager” refer to 370 Legacy Inc., a Delaware corporation and Manager of the Company, and each of its Series and their subsidiaries. All references in this offering circular to “$” or “dollars” are to United States dollars. You are encouraged to seek the advice of your attorney, tax consultant, investment advisor and business advisor with respect to the legal, tax, and business aspects of an investment in the Shares.

Company Overview:

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed June 29, 2020. Rares Markets has been formed to permit public investment in specific Underlying Assets, each of which (or groups of which, as the case may be) will be owned by a separate Series of the Company that we intend to establish. Each Series will hold the specific Underlying Asset that it acquires in a wholly-owned subsidiary which will be a Delaware limited liability company. The Company’s core business will be the identification, acquisition, marketing and management of individual Underlying Assets for the benefit of the Investors. Each Series is intended to own a either a single asset or a group of assets. These Underlying Assets may be referred to herein, collectively, as the “Underlying Assets” or each, individually, as an “Underlying Asset.”

Company Information

Our principal executive offices are located at 8545 W. Warm Springs Road, Ste A4 #192, Las Vegas, NV 89113. Our telephone number is 702.860.9650. We maintain a website at www.rares.io. Information contained on, or accessible through, our website is not incorporated by reference into and does not constitute a part of this offering circular or any other reports or documents we file with or furnish to the Commission.

Securities Being Offered:

We are offering Shares in each of the Series of the Company, which represent limited liability company Shares in such Series of the Company. All of the Series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Securities Being Offered” for additional information regarding the Shares. A purchaser of the Shares may be referred to herein as an “Investor” or “Shareholder.” There will be one or more separate closings (each, a “Closing”) with respect to each Offering.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Shares represent an investment solely in a particular Series and, thus, indirectly in the Underlying Asset owned by that Series. The Shares do not represent an investment in the Company or the Manager. We do not anticipate that any Series will own anything other than the Underlying Asset or Underlying Assets associated with such Series. We currently anticipate that the operations of the Company will include the formation of additional Series and the corresponding acquisition of additional Underlying Assets.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

Closings And Offering Period

The initial Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of Shares for each Series have been accepted or (ii) a date determined by the Manager in its sole discretion provided that subscriptions for the Series in question have been accepted. If an initial Closing with respect to a particular Series Offering has not occurred, the Offering shall be terminated upon (i) the date which is 365 days from the date the related Offering Circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular Series by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion. No securities are being offered by existing security holders. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into a holding account or escrow account by prospective Investors will be returned promptly to them without Share. Any costs and expenses associated with a terminated offering will be borne by the Manager.

Price Per Share

The price per Share of Series Holy Grail Shares is $16.00.

The price per Share of Series Silicon Valley Shares is $12.00.

The price per Share of Series Hova Shares is $13.00.

The price per Share of Series Legacy Shares is $20.00

The price per Share of Series Speedboat Shares is $10.00

The price per Share of Series The Goats Shares is $22.00

The price per Share of Series North Carolina Shares is $10.00

The price per Share of Series Jordan Colorway Shares is $22.00

The price per Share of Series Deadstock Shares is $10.00

The price per Share of Series Born and BRED Shares is $10.00

The price per Share of Series Windy City Shares is $13.00

The price per Share of Series Air Force 1 Shares is $14.00

The price per Share of Series Mamba Shares is $7.00

The price per Share of Series Grammy Shares is $25.00

Minimum and Maximum Share Purchase

The minimum share purchase for Series Holy Grail Shares is 5 Shares or $80.00. The maximum share purchase for Series Holy Grail Shares is 497 Shares or $7,952.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Silicon Valley Shares is 3 Shares or $36.00. The maximum share purchase for Series Silicon Valley Shares is 298 Shares or $3,576.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Hova Shares is 3 Shares or $39.00. The maximum share purchase for Series Hova Shares is 398 Shares or $5,174.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Legacy Shares is 2 Shares or $40.00. The maximum share purchase for Series Legacy Shares is 99 Shares or $1,980.00 or 19.8% of the total Shares in the Series.

The minimum share purchase for Series Speedboat Shares is 3 Shares or $30.00. The maximum share purchase for Series Speedboat Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series The Goats Shares is 5 Shares or $110.00. The maximum share purchase for The Goats Shares is 497 Shares or $10,934.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series North Carolina Shares is 5 Shares or $50.00. The maximum share purchase for Series North Carolina Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Jordan Colorway Shares is 3 Shares or $66.00. The maximum share purchase for Series Jordan Colorway Shares is 497 Shares or $10,934.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Deadstock Shares is 3 Shares or $30.00. The maximum share purchase for Series Deadstock Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Born and Bred Shares is 3 Shares or $30.00. The maximum share purchase for Series Born and Bred Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Windy City Shares is 5 Shares or $65.00. The maximum share purchase for Series Windy City Shares is 398 Shares or $5,174.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Air Force 1 Shares is 3 Shares or $42.00. The maximum share purchase for Series Air Force 1 Shares is 497 Shares or 6,958.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Mamba Shares is 5 Shares or $35.00. The maximum share purchase for Series Mamba Shares is 398 Shares or $2,786.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Grammy Shares is 1 Share or $25.00. The maximum share purchase for Series Mamba Shares is 23,880 Shares or $417,900.00 or 19.9% of the total Shares in the Series.

Total Shares And Aggregate Amount

The Company may offer and sell a maximum of 2,500 Series Holy Grail Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $40,000.00.

The Company may offer and sell a maximum of 1,500 Series Silicon Valley Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $18,000.00.

The Company may offer and sell a maximum of 2,000 Series Hova Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 10% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $26,000.00.

The Company may offer and sell a maximum of 500 Series Legacy Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $10,000.00.

The Company may offer and sell a maximum of 1,500 Series Speedboat Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $15,000.00.

The Company may offer and sell a maximum of 2,500 Series The Goats Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $55,000.00.

The Company may offer and sell a maximum of 1,500 Series North Carolina Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $15,000.00.

The Company may offer and sell a maximum of 2,500 Series Jordan Colorway Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $55,000.00.

The Company may offer and sell a maximum of 1,500 Series Deadstock Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $15,000.00.

The Company may offer and sell a maximum of 1,500 Series Born and BRED Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $15,000.00.

The Company may offer and sell a maximum of 2,000 Series Windy City Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $26,000.00.

The Company may offer and sell a maximum of 2,500 Series Air Force 1 Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $35,000.00.

The Company may offer and sell a maximum of 2,000 Series Mamba Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a maximum aggregate amount of $14,000.00.

The Company may offer and sell a minimum of 72,000 Series Grammy Shares and a maximum of 120,000 Series Grammy Shares pursuant to this Offering (of which the Manager must own a minimum of 2% and may own a maximum of 15% at the Closing, but which the Manager may sell at any time after the Closing), for a minimum aggregate amount of $1,800,000 and a maximum aggregate amount of $3,000,000.00

Legal Basis of Offering	Each Offering is being conducted under Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.

The Series Being Offered

We are offering Shares in various Series. In each Series, the Shares for that Series are Shares in the Underlying Assets of that particular Series. It is not anticipated that any Series would own any assets other than the Underlying Assets listed in this Offering Circular, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to particular Series and amounts earned by from the monetization of the Series, if any.

Investors will acquire Shares in each of these Series of the Company, which are each intended to be a separate series of the Company for purposes of assets and liabilities. See the “Description of Shares Offered” section for further details. The Shares will be non-voting except with respect to certain matters set forth in the Operating Agreement of the Company (the “Operating Agreement”). The purchase of Shares in any individual Series (such as Series Holy Grail, Series Silicon Valley, etc.) of the Company is an investment only in that particular Series and not an investment in the Company as a whole. It is intended that owners of Shares in a Series will only have assets, liabilities, profits and losses pertaining to the specific Underlying Assets owned by that Series. For example, an owner of Shares in Series Holy Grail will only have an interest in the assets, liabilities, profits and losses pertaining to Series Holy Grail and its related operations.  See the “Securities Offered” section for further details.

Who May Invest

Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.”

The Manager

370 Legacy Inc., a Delaware corporation, is the Manager of the Company and the each of the Series being offered herein. 370 Legacy, Inc. also owns and operates a mobile app-based investment platform and website called Rares (the Rares Platform and any successor platform used by the Company for the offer and sale of Shares is known as the “Rares Platform”) through which the each of the Shares of each Series offered herein and Shares of other Series are sold. The Manager presently owns 100% of each of the Underlying Assets of each Series. At the final closing of each Offering. the Manager will, together with its affiliates, own at least 2% of the Shares of each Series. However, the Manager may sell some or all of the Shares acquired pursuant to this Offering Circular from time to time after the Closing of this Offering.

Manager’s Compensation

From each Series, the Manager will receive an annual Management Fee of 5% of the total value of the Underlying Assets for that Series. The Management Fee is compensation to the Manager for services it provides to each Series. Pursuant to the Operating Agreement, the Manager may receive reimbursements for out-of-pocket expenses in connection with each Series and each Offering and the acquisition of Underlying Assets and in connection with third parties providing services to us. The items of compensation are summarized in the table on page 89. See “Management.”

Broker

The Company has entered into an agreement with Dalmore Group, LLC (“Dalmore Group” or the “Broker”), a broker-dealer registered with the Commission and registered in each state where the Offering will be made and with such other regulators as may be required to execute the sale transactions and provide related services in connection with this Offering. Dalmore Group is a member of FINRA and SIPC.

Holding and Escrow Accounts

The subscription funds advanced by prospective Investors as part of the subscription process in all Series being offered on a best efforts basis will be held in a non-interest-bearing holding account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.

The subscription funds advanced by prospective Investors as part of the subscription process in the Series Grammy Shares will be held in a non-interest-bearing escrow account and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.

When the Manager or the Broker-Dealer indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Holding Account or escrow account shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. Amounts paid to the Holding Account or escrow account are categorized as Offering Expenses. See “Plan of Distribution” and “Securities Being Offered” for additional information.

Operating Expenses

Each Series of the Company will be responsible for the costs and expenses attributable to the activities of the Company related to such Series including, but not limited to:

•any and all fees, costs and expenses incurred in connection with the management of a Series’ Underlying Assets and preparing any reports and accounts of each Series, including, but not limited to, audits of a Series’ annual financial statements, tax filings and the circulation of reports to Investors;

•any and all insurance premiums or expenses;

•any withholding or transfer taxes imposed on the Company or a Series or any of the Shareholders;

•any governmental fees imposed on the capital of the Company or a Series;

•any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company or a Series in connection with the affairs of the Company or a Series, or relating to legal advice directly relating to the Company’s or a Series’ legal affairs;

•any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

•any indemnification payments;

•Holding account and escrow account related costs;

•the costs of any third parties engaged by the Manager in connection with the operations of the Company or a Series; and

•any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

If the Operating Expenses exceed the amount of revenues generated from an Underlying Asset and cannot be covered by any operating expense reserves on the balance sheet of such Series, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) loan the amount of the operating expenses to the applicable Series, on which the Manager may impose a reasonable rate of Interest, and be entitled to reimbursement of such amount from future revenues generated by such Series Underlying Asset (which we refer to as “Operating Expenses Reimbursement Obligation”), and/or (c) cause additional Shares to be issued in the such Series in order to cover such additional amounts. See Operating Expenses.

Transferability

The Manager may refuse a transfer by a Shareholder of its Shares if such transfer would result in (a) there being more than 2,000 beneficial owners in a Series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of a Series being deemed plan assets for purposes of ERISA, (c) a change of U.S. federal income tax treatment of the Company and/or a Series, or (d) the Company, any Series, the Manager, or its affiliates being subject to additional regulatory requirements. Furthermore, as the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Shares may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Securities Being Offered” for more information.

Distribution Rights:	The Manager has sole discretion in determining what distributions, if any, are made to Shareholders of each Series. See “Distribution Rights.”
Timing of Distributions:

The Manager may make distributions to Shareholders subject to it having the right, in its sole discretion, to withhold distributions including the Management Fee in order to meet anticipated costs and liabilities of each Series. The Manager may change the timing of potential distributions in its sole discretion.

Fiduciary Duties:

The Manager may not be liable to the Company, any series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Use of Proceeds:

The proceeds received by each Series from the Offering will be applied in the following order of priority of payment:

1. Brokerage Fee: A fee equal to 1% of the amount raised through this Offering paid to Dalmore as compensation for brokerage services;

2. Asset Cost of each Series: Actual cost of each Series paid to the person or entity from whom the Underlying Assets were acquired, (which may have been paid off prior to the Offering by the Manager or another entity), including any accrued interest under potential loans to the Company and through down-payments by the Manager to acquire the Underlying Assets prior to an Offering;

3. Offering Expenses: In general these costs include actual legal, accounting, holding account fees, escrow account fees, underwriting, filing and compliance costs incurred by the Company in connection with the offering of a Series of Shares (and excludes ongoing costs described in Operating Expenses), as applicable, paid to legal advisors, brokerage, holding account provider, escrow account provider, underwriters, printing and accounting firms, as the case may be;

4. Acquisition Expenses: In general, these include costs associated with the evaluation, discovery, investigation, development, shipping and handling and acquisition of the Underlying Assets; and

5. Management Fee to the Manager: An annual fee of 5% of the value of the Underlying Asset(s) will be paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

The Manager bears all expenses related to items (3) and (4) above on behalf of the Series and is reimbursed by the Series through the proceeds of a successful offering. In addition, the Manager or an affiliate may loan the Company or the Series the funds required to pay any costs identified in item (2), which will be reimbursed through the proceeds of a successful offering or refunded if an offering is aborted. Any loans made under item (2) accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code). See “Use of Proceeds” and “Plan of Distribution and Subscription Procedure” sections for further details.

Voting Rights:	The Shares have no voting rights, other than those reserved under Delaware law. See “Voting Rights” section of “Securities Being Offered” below for details

Further Issuance of Shares:

A further issuance of Shares of each Series may be made in the event the Operating Expenses exceed the income generated from the Underlying Asset and any cash reserves and the Company does not take out sufficient amounts under the Operating Expenses Reimbursement Obligation to pay such excess Operating Expenses, nor does the Manager pay such amounts and does not seek reimbursement.

Manager:	370 Legacy, Inc. will serve as the Manager responsible for managing each Series (the “Manager”).
Management Fee:

Each Series will pay the Manager an annual fee of 5% of the post-offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

Indemnification:

Based on the Company's Operating Agreement, the members, Manager, officers and any affiliate of the Company or the foregoing (each a “Covered Person”) shall be liable to the Company or any other person or entity who is bound by the Company's Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company's Operating Agreement, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Covered Persons shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Company's Operating Agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its gross negligence or willful misconduct with respect to such acts or omissions. Any indemnity under the Company's Operating Agreement shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof.

Transfers:

The Manager may refuse a transfer by a Shareholder of its Share(s) if such transfer would result in (a) there being more than 2,000 beneficial owners in any single Series or more than 500 beneficial owners that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Shareholder holding in excess of 19.9% of an individual Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or any individual Series, or (e) the Company, any Series or the Manager being subject to additional regulatory requirements. Furthermore, as the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Shares may only be effected pursuant to exemptions under the Securities Act and permitted by applicable state securities laws. See “Description of Shares Offered” for more information.

Governing law:	The Company and the Operating Agreement will be governed by Delaware law.

Summary of Risk Factors

An investment in our Shares involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our Shares. If any of the following risks occur, the business, financial condition or results of operations of each of our Series could be materially and adversely affected. In that case, the value of your Shares could decline, and you may lose some or all of your investment.

•We have no operating history, and there is no guarantee that we will be successful in the operation of the Company.

•We are employing a novel business model, which may make an investment in our Shares difficult to evaluate as it is unique to our industry.

•We and the Manager may not be able to successfully generate sufficient operating cash flows to make or sustain distributions to our Shareholders.

•We depend on the Manager for the success of each Series and upon access to our investment professionals and contractors. We may not find a suitable replacement for the Manager if removed, or if key personnel leave our employment or otherwise become unavailable to us.

•Potential conflicts of interest may arise among the Manager and its affiliates, on the one hand, and our Company and our Investors, on the other hand.

•Our Investors do not elect or vote on our board of directors or the Manager of our Company and have limited ability to influence decisions regarding the businesses of the Series.

•Shareholders will have limited voting rights and will be bound by a majority vote.

•We have not established a minimum distribution payment level for any Series and a Series may be unable to generate sufficient cash flows from its operations to make distributions to Shareholders at any time in the future.

•Failure of each Series to be classified as a separate entity for U.S. federal income tax purposes could adversely affect the timing, amount and character of distributions to a holder of Shares.

RISK FACTORS

The Shares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Shares, whether via the Rares Platform, via third party registered broker-dealers or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective Investors should consider before investing in the Shares. In addition to other information contained elsewhere in this Offering Circular, you should carefully consider the following risks before acquiring our Shares offered by this Offering Circular. The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our Company, the ability of our Company to make cash distributions to the holders of Shares and the market price of our Shares, which could cause you to lose all or some of your investment in our Shares. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Forward-Looking Statements.” Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Shares and should be aware that an investment in the Shares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Shares.

Risks relating to the structure, operation and performance of the Company

Both The Company And The Manager Are Newly Formed Entities With No Prior Operating History, Which Makes Our Future Performance Difficult To Predict.

Both the Company and the Manager are newly formed entities and have no prior operating history. You should consider an investment in our Shares in light of the risks, uncertainties and difficulties frequently encountered by other newly formed companies with similar objectives. To be successful in this market, we and the Manager must, among other things:

•identify and acquire Underlying Assets consistent with our investment strategies;

•increase awareness of our name within the investment products market;

•attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; and

•build and expand our operations structure to support our business.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. The failure to successfully raise operating capital, could result in our bankruptcy or other event which would have a material adverse effect on us and our Investors. There can be no assurance that we will achieve our investment objectives.

An Investment In The Offering Constitutes Only An Investment In An Individual Series And Not In The Company Or The Underlying Asset.

A purchase of Shares in any of the Series does not constitute an investment in either the Company or the Underlying Asset directly. This results in limited voting rights of the Investor, which are solely related to the Series and only those limited voting rights reserved to all shareholders under Delaware law. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to  the Operating Agreement that would adversely change the rights of the Shares in the particular Series in which they invested. The Manager thus retains significant control over the management of the Company and the Underlying Asset. Furthermore, because the Shares in each Series do not constitute an investment in the Company as a whole, holders of the Shares in each Series will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series of Shares. In addition, the economic interest of a Shareholder in each Series will not be identical to owning a direct undivided interest in the Underlying Asset because, among other things, the Series will be required to pay corporate taxes before distributions are made to the holders, and the Manager will receive a fee in respect of its management of the Underlying Asset.

Some Of Our Company’s Series Will Hold An Interest In A Single Underlying Asset, A Non-Diversified Investment

We intend for some of our Series to have a single Underlying Asset. Each Series’ return on its investment will depend on the revenues generated by such Underlying Asset and the appreciation of the value of the Underlying Asset over time. These, in turn, are determined by such factors as  national and local economic cycles and conditions, financial markets and the economy, competition from similar businesses and similar Underlying Asset as well as government regulation (such as tax code charges). The value of an Underlying Asset may decline substantially after a Series purchases its interest in it.

There Is Currently No Public Trading Market For Our Securities.

There is currently no public trading market for our Shares, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult  or impossible for you to resell your Shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your Shares.

There May Be State Law Restrictions On An Investor’s Ability To Sell The Shares.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Shares. There may be significant state blue sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Shares. Investors should consider the resale market for our securities to be limited. Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

We Have No Historical Financial Operations And Only Recently Commenced Operations.

The Company and the Series of Shares were recently formed and have not generated any revenues and have no operating history upon which prospective Investors may evaluate their performance. No guarantee can be given that the Company and any Series of Shares will achieve their investment objectives, the value of any Underlying Asset will increase or any Underlying Asset will be successfully monetized.

Limited Investor Appetite

Due to the start-up nature of the Company, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any of the Series of Shares or future proposed Series of Shares. In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further series of Shares and monetizing them together with other Series to generate distributions for Investors. In addition, if the Company is unable to raise funding for additional series of Shares, this may impact any investors already holding Shares as they will not see the benefits which arise from economies of scale following the acquisition by other series of Shares of additional Underlying Assets and other monetization opportunities.

There Are Few, If Any, Businesses That Have Pursued A Similar Strategy Or Investment Objective

The Company does not believe that any other company crowdfunds collectible shoes and proposes to run a platform for crowdfunding of Shares in collectible shoes. The Company and the Shares may not gain market acceptance from potential Investors, potential Underlying Asset Sellers or service providers within the collectible shoe industry, including insurance companies, storage facilities or maintenance partners. This could result in an inability of the Manager to operate the business profitably. This could impact the issuance of further series of Shares and additional Underlying Assets being acquired by the Company. This would further inhibit market acceptance of the Company and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which arise from economies of scale.

Offering Amount May Exceed The Value Of An Underlying Asset.

The size of some Offerings will exceed the purchase price of the Underlying Asset as at the date of such Offering (as the proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making this Offering and acquiring the Underlying Asset). If the Underlying Asset had to be sold and there has not been substantial appreciation of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale or any additional profits in excess of this amount.

Excess Operating Expenses

Operating Expenses incurred post-Closing shall be the responsibility of the Series. However, if the Operating Expenses exceed the amount of revenues generated from the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by each Series and/or (c) cause additional Shares to be issued in order to cover such additional amounts.

If there is a reimbursement obligation, this reimbursable amount between related parties could reduce the amount of any future distributions payable to Investors. If additional Shares are issued in that Series, this would dilute the current value of the Shares held by existing Investors in said Series and the amount of any future distributions payable to such existing Investors.

Reliance On The Manager And Its Personnel.

The successful operation of the Company (and therefore, the success of the Shares in each Series) is in part dependent on the ability of the Manager to source, acquire and manage the Underlying Assets. As Rares Markets has only been in existence since 2020 and is an early-stage startup company, it has no significant operating history which evidences its ability to source, acquire, manage and utilize the Underlying Assets.

The success of the Company (and therefore, the success of the Shares in each Series) will be highly dependent on the expertise and performance of the Manager and its team, its expert network and other investment professionals (which include third party experts) to source, acquire and manage the Underlying Assets. There can be no assurance that these individuals will continue to be associated with the Manager. The loss of the services of one or more of these individuals could have a material adverse effect on the Underlying Assets, in particular, their ongoing management and use to support the investment of the Shareholders.

Furthermore, the success of the Company and the value of the Shares in each Series is dependent on there being critical mass from the market for the Shares and also the Company being able to acquire a number of Underlying Assets in multiple Series of Shares so that the Investors can benefit from economies of scale which arise from holding more than one Underlying Asset. In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and its objectives of acquiring additional Underlying Assets through the issuance of further Series of Shares and monetizing to generate distributions for Investors.

Liability Of Investors Between Series Of Shares.

The Company is structured as a Delaware series limited liability company that issues different Series of Shares for each Underlying Asset. Each Series of Shares will merely be a separate series and not a separate legal entity. Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one Series of Shares is segregated from the liability of investors holding another Series of Shares and the assets of one Series of Shares are not available to satisfy the liabilities of other Series of Shares. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all investors and not just those who hold the same Series of Shares as them. Furthermore, while we intend to maintain separate and distinct records for each Series of Shares and account for them separately and otherwise meet the requirements of the Delaware LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the Delaware LLC Act and thus potentially expose the assets of one Series of Shares to the liabilities of another Series of Shares. The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Shares or the likelihood of any distributions being made by the Series to the Investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Shares, they will be borne proportionately across all of the Series of Shares. Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocations of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Shares and therefore, there is a risk that a Series of Shares may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Shares received a disproportionately high benefit.

Potential Breach Of The Security Measures Of The Rares Platform

The highly automated nature of the Rares Platform through which potential investors acquire or transfer Shares may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Rares Platform processes certain confidential information about investors and others as well as the Underlying Assets. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the Rares Platform, the Company, the Manager or the Company’s service providers (including Dalmore Group) could be breached. Any accidental or willful security breaches or other unauthorized access to the Rares Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose the Company to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity, or loss of the proprietary nature of the Manager’s and the Company’s trade secrets. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the Rares Platform software are exposed and exploited, the relationships between the Company, investors, users and others could be severely damaged, and the Company or the Manager could incur significant liability or have their attention significantly diverted from utilization of the Underlying Assets, which could have a material negative impact on the value of Shares or the potential for distributions to be made on the Shares.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, the Company, the third party hosting used by the Rares Platform and other third-party service providers may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause investors, service providers within the industry, including insurance companies, and others to lose confidence in the effectiveness of the secure nature of the Rares Platform. Any security breach, whether actual or perceived, would harm the reputation of the Company and the Rares Platform and the Company could lose investors. This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Shares and monetizing them.

Risks Relating To The Offering

Regulation A Shares

We are offering our Shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in our Shares less attractive to investors who are accustomed to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the Securities and Exchange Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Shares, we may be unable to raise the funds necessary to fund future offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Shares or the ability to make distributions to Investors.

There May Be Deficiencies With Our Internal Controls That Require Improvements, And If We Are Unable To Adequately Evaluate Internal Controls, We May Be Subject To Sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such evaluations.

Impact Of Non-Compliance With Regulations.

Each of our Series of Shares is being facilitated by Dalmore Group, which is a registered broker-dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) registered in each state where the Offering and sale of each Series of Shares will occur. If a regulatory authority determines that the Manager, who is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities, the Manager may need to stop operating and therefore, the Company will not have an entity managing the Underlying Asset. In addition, if the Manager is required to register as a ‘broker-dealer’, there is a risk that one or more Series of Shares offered and sold while the Manager was not registered may be subject to a right of rescission, which may result in the early termination of the Series of Shares.

Furthermore, the Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Manager is not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and each of the Series of Shares does not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. The Company and the Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will comprise of less than 40% investment securities under the Investment Company Act and the Manager will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation. If the Company were to be required to register under the Investment Company Act or the Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each of the Series of Shares and the Manager may be forced to liquidate and wind up some or all of the Series of Shares or rescind the Offering of some or all of the Series of Shares.

Possible Changes in Federal Tax Laws.

The Internal Revenue Code (the “Code”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings. Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Shares of the Company would be limited to prospective effect. Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

A Provision In The Company’s Operating Agreement and the Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The Subscription Agreement for these Series Offerings, and the Company’s Operating Agreement include provisions that requires claims against the Company to be within the exclusive jurisdiction of the Court of Chancery of the State of Delaware, other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. These provisions may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and managers. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

Risks Specific To The Sneaker Industry

Potential Risks Related To The Sneaker Industry.

There are many significant risks related to the sneaker industry that could negatively affect your investment and the financial condition of the Company. While the secondary marketplace for sneakers presently exists and is robust, original manufacturers of sneakers could impose or attempt to impose limitations in the future on such a secondary market which would significantly impact the Company, In addition, the market for selling sneakers as collectible items or otherwise has no standardized valuation method, so the price of such sneakers is presently subject to market forces supply and demand and other factors outside of the control of the company. Fluctuations in such pricing and valuations could significantly affect the Company's business and your investment. Furthermore, demand for such sneakers is extremely volatile, and decreased demand for any reason could significantly affect the Company's business and your investment. Finally, counterfeit sneakers purporting to be collectible sneakers are very difficult to differentiate from authentic sneakers, and while the Company takes commercially reasonable steps to avoid counterfeits and to authenticate each Underlying Asset, there is no guarantee that certain Underlying Assets may turn out to be counterfeit, which would have a significant negative effect on the Company and your investment.

Difficulties In Determining The Value Of The Underlying Assets.

Collectible sneakers are difficult to value and it is hoped the Rares Platform will create a market by which the Shares (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for collectible sneakers than exists from current means. Until the Rares Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective approach taken by the members of the Manager’s expert network or other data provided by third parties (e.g., auction results, previous sales history). Consequently, valuations may be uncertain.

The value of the Underlying Assets and, consequently, the value of an Investor’s Shares can go down as well as up. A valuation is not a guarantee of realizable price, do not necessarily represent the price at which the Shares may be sold on the Rares Platform and the value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including, any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their repair and condition.

Risks Relating To The Underlying Asset

Potential Loss Of Or Damage To The Underlying Assets.

The Underlying Asset may be lost or damaged by causes beyond the Company’s reasonable control. Any damage to the Underlying Assets could adversely impact the value of the Underlying Assets or adversely increase the liabilities or Operating Expenses of its related Series of Shares. Although we intend for the Underlying Asset to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that the Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to any outstanding balances under reimbursement obligations), if any, of the Shares. In the event that damage is caused to any Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Shares related to the Underlying Asset, as well as the likelihood of any distributions being made by the Company to the Investors.

Competition In The Sneaker Industry From Other Business Models.

There is potentially significant competition for the Underlying Assets from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as collectibles dealers and auction houses may play an increasing role. This competition may impact the liquidity of the Shares, as it is dependent on the Company acquiring attractive and desirable Underlying Assets to ensure that there is an appetite of potential investors for the Shares. In addition, there are companies that are developing crowdfunding models for other alternative asset classes such as automobiles, art, racehorses and wine, who may decide to enter the collectible sneaker market as well.

Insurance May Not Cover All Losses.

Insurance of the Underlying Asset may not cover all losses. There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the Company’s economic position with respect to any affected Underlying Assets. Furthermore, the series of Shares related to such affected Underlying Assets would bear the expense of the payment of any deductible. Any uninsured loss could result in both loss of cash flow from and the value of the affected Underlying Assets and, consequently, the series of Shares that relate to such Underlying Assets.

Dependence On The Brand Of The Manufacturer Of Underlying Assets.

The Underlying Assets will comprise of sneakers and other items from a variety of manufacturers, many of which are still in operation today. The demand for the Underlying Assets, and therefore, each series of Shares, may be influenced by the general perception of the sneakers and other items that manufacturers are producing today. In addition, the manufacturers’ business practices may result in the image and value of sneakers and other items produced by certain manufacturers being damaged. This in turn may have a negative impact on the Underlying Assets made by such manufacturers and in particular, the value of the Underlying Assets and consequently, the value of the series of Shares that relate to such Underlying Assets.

Dependence Of An Underlying Asset On Prior User Or Association.

The value of an Underlying Asset may be connected with its prior use by, or association with, a certain person or group or in connection with certain pop culture events or films. In the event that such person or group loses public affection, then this may adversely impact the value of the Underlying Asset and therefore, the series of Shares that relate to such Underlying Asset.

Title Or Authenticity Claims On An Underlying Asset.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen collectible sneaker), or that such claims may arise after acquisition of an Underlying Asset by a series of Shares. The Company may not have complete ownership history for an Underlying Asset. In the event of a title or authenticity claim against the Company, the Company may not have recourse against the person or entity from whom of the Underlying Asset was acquired or the benefit of insurance and the value of the Underlying Asset and the Series of Shares that relate to the Underlying Asset, may be diminished. The Company believes all Underlying Assets in each Series are authentic and have been verified to the best of the Company’s ability, as well as the ability of the seller from whom the Underlying Assets were acquired. This includes verification of provenance, chain of custody and origination. However, due to the nature of the sneaker industry, there is always risk of fraudulent assets altering the value of authentic assets, and the risk that any of the Underlying Assets could be not authentic.

Forced Sale Of The Underlying Asset.

The Company may be forced to sell the Underlying Asset (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Asset was first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Asset. In addition there may be liabilities related to the Underlying Asset, including, but not limited to reimbursement obligations on the balance sheet of the Underlying Asset at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale. In such circumstances, the capital proceeds obtained for the Underlying Asset, and therefore, the return available to Investors of the Series of Shares which relate to the Underlying Asset, may be lower than could have been obtained if the Underlying Asset continued to be held by the Company and sold at a later date.

Lack Of Distributions And Return Of Capital.

There can be no assurance that the Company will generate sufficient revenues to cover fees, costs and expenses with respect to any Series of Shares. In the event that the revenue in any given year does not cover the Operating Expenses of the Underlying Assets, the Manager may (a) pay such operating expenses and not seek reimbursement, (b) provide a loan to the Company in the form of an operating expenses reimbursement obligation, on which the Manager may impose a reasonable rate of interest, and/or (c) cause additional Shares to be issued in order to cover such additional amounts.

Any amount paid to the Manager in satisfaction of an operating expenses reimbursement obligation would not be available to Investors as a distribution. In the event additional Shares are issued, investors holdings within  such series of Shares will be diluted or will receive a smaller portion of future revenues and the likelihood of investors in such series of Shares receiving any distributions reduced. Furthermore, if a series of Shares is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the investors their initial investment or the market value, if any, of the Shares at the time of liquidation.

Series Grammy Involves Acquisition Costs That Include The Highest Price Ever Paid For Sneakers .

There can be no assurance that the Company will generate sufficient revenues to cover fees, costs and expenses with respect to the Series Grammy Shares. The acquisition of the underlying asset of the Series Grammy Shares involved payment of the highest amount of money ever paid for sneakers by several multiples. There is no guarantee that the underlying asset of the Series Grammy Shares will ever be sold for an amount greater than the acquisition price paid, and as a result, there may never be a return on any investment in the Series Grammy Shares, or the underlying asset may be sold for a loss which would create a loss on any investment in the Series Grammy Shares.  It is also likely that a market for the underlying investment may not develop for a significant amount of time, which means any possible return on investment may not occur for a significant amount of time. You should not invest in the Series Grammy Shares, or in any Series of the Company, unless you can withstand the complete loss of your entire investment, and unless you have no need for liquidity in the investment and have no need of the funds used for the investment in the short term.

Risks Related To Ownership Of Our Shares

Lack Of Voting Rights.

The Manager has the ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors, and the Investors only have limited voting rights in respect of each Series of Shares – those rights reserved to shareholders under Delaware law. Investors will therefore be subject to any amendments the Manager makes (if any) to the Company’s Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the Series of Shares, which the Investors do not get a right to vote upon. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best Shares of all of the Investors as a whole but only a limited number.

The Offering Price For The Shares Determined By Us May Not Necessarily Bear Any Relationship To Established Valuation Criteria Such As Earnings, Book Value Or Assets That May Be Agreed To Between Purchasers And Sellers In Private Transactions Or That May Prevail In The Market If And When Our Shares Can Be Traded Publicly.

The price of the Shares was derived as a result of various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of the Underlying Asset. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

If A Market Ever Develops For The Shares, The Market Price And Trading Volume Of Our Shares May Be Volatile.

If a market develops for the Shares, the market price of the Shares could fluctuate significantly for many reasons, including reasons unrelated to our performance, the Underlying Asset or the Series of Shares, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Shares may decline as well.

In addition, fluctuations in operating results of a particular Series of Shares or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds From Purchasers Accompanying Subscriptions For The Shares Will Not Accrue Interest While In The Holding account or Escrow Account Prior To Admission Of The

Subscriber As An Investor In The Series Of Shares, If It Occurs, In Respect Of Such Subscriptions.

The funds paid by purchasers for the Shares will be held in a non-interest bearing holding account or escrow account until the admission of the subscriber as an Investor in a Series of Shares, if it occurs, in respect of the applicable subscriptions. Purchasers may not have the use of such funds or receive interest thereon pending the completion of the Offering. No subscriptions will be accepted and Shares sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the Offering Period. If we terminate the Offering prior to accepting a subscriber’s subscription, funds will be returned, without interest or deduction, to the proposed Investor.

Potential Conflicts Of Interest

We have identified the following conflicts of interest that may arise in connection with the Shares, in particular, in relation to the Company, the Manager and the Underlying Assets. The conflicts of Interest described in this section should not be considered as an exhaustive list of the conflicts of Interest that prospective Investors should consider before investing in any Series of Shares.

Our Operating Agreement Contains Provisions  That  Reduce  Or  Eliminate  Duties  (Including  Fiduciary  Duties)  Of The Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any factors affecting us or any of our investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

We Do Not Have A Conflicts Of Interest Policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Shares. The Company has not adopted, and does not intend to adopt in the future,  either a conflicts of interest policy or a conflicts resolution policy.

Payments From The Company To The Manager And Its Respective Employees Or Affiliates.

The Manager will engage with, on behalf of the Company, a number of brokers, dealers, insurance companies and other service providers and thus may receive in-kind discounts. In such circumstances, it is likely that  these in-kind discounts may be retained for the benefit of the Manager and not the Company, or may apply disproportionately to other Series of Shares. The Manager may be incentivized to choose a broker, dealer or seller of Underlying Assets based on the benefits they are to receive or all Series of Shares collectively are to receive rather than that which is best for any particular Series of Shares.

Potential Future Brokerage Activity.

Either the Manager or one of its affiliates may in the future register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Shares via the Rares Platform. The Manager, or its affiliates, may be entitled to receive fees based on volume of trading and volatility of the Shares on the Rares Platform and such fees may be in excess of what the Manager receives via the Management Fee or the appreciation in the Shares it holds in each Series of Shares. Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Shares, there is the potential that there is a divergence of interest between the Manager and those Investors, for instance, if the Underlying Asset does not appreciate in value, this will impact the price of the Shares, but may not adversely affect the profitability related to the brokerage activities of the Manager (i.e., the Manager would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership Of Multiple Series Of Shares.

The Manager or its affiliates will acquire Shares in each Series of Shares for their own accounts and may transfer these Shares, either directly or through brokers, via the Rares Platform. Depending on the timing of the transfers, this could impact the Shares held by the Investors (e.g., driving price down because of supply and demand and over availability of Shares). This ownership in each of the series of Shares may result in a divergence of interest between the Manager and the Investors who only hold one or certain Series of Shares (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Shares, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Shares).

Allocations Of Income And Expenses As Between Series Of Shares.

The Manager may appoint a service provider to provide services to the entire amount of Underlying Assets (e.g., for insurance, storage or media material creation). Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for one or more Underlying Assets (e.g., it may have more experience with certain assets over others). In such circumstances, the Manager would be conflicted from acting in the best interest of the Underlying Assets as a whole or in one or more individual Underlying Assets.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Shares and certain Series of Shares may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, the Manager would be conflicted from acting in the best interest of the Company as a whole or any individual Series of Shares. While we presently intend to allocate expenses as described in this offering circular the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting Interests Of The Manager And The Investors.

The Manager may choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether or not to liquidate each Underlying Assets, should an offer to acquire each Underlying Asset be received. As the Manager or its affiliates, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Shares connected with an Underlying Asset, they may be incentivized not to realize such Underlying Asset even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset. Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, this may include obtaining a price for an Underlying Asset that is in the best interests of a substantial majority, but not all of the Investors.

The Manager may be incentivized to utilize more popular Underlying Assets to generate higher free cash flow to be distributed to the Manager and investors in the Series associated with that particular Underlying Asset. This may lead Underlying Assets of certain Series of Shares to generate lower distributions than the Underlying Assets of other Series of Shares. The Manager may be incentivized to utilize Underlying Assets that help popularize a certain Series of Shares via the Rares Platform, which means of utilization may not generate as much immediate returns as other potential utilization methods.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy. As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors. In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors. Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors. See “Description of the Shares” for more information.

Any profits generated from the Rares Platform (e.g., through advertising) and from issuing additional Shares or Series of Shares in Underlying Assets on the Rares Platform (e.g., Management Fees) will be for the benefit of the Manager. In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Shares and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by an existing Series of Shares.

The Company And Its Management, And The U.S. And Global Economy Have Been Substantially Affected By The Coronavirus Pandemic.

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business. The overall and long-term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and pandemic has already caused and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time this filing, there is uncertainty as to the effect of the coronavirus pandemic on the marketplace for our Shares in the U.S. and globally. There is also uncertainly as to what long-term restrictions on the general public or other effects will occur in the market, and in the economy in general in general. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the short-term and long-term business of the Company, and your investment.

DILUTION

Dilution means a reduction in value, control or earnings of the Shares in a Series that an Investor owns. There will be no dilution to any Investors associated with the Offering of any Series. However, from time to time, additional Series Shares may be issued in one or more of the Series in order to raise capital to cover the Series’ ongoing operating expenses. See “Operating Expenses” for further details.

The Manager must acquire a minimum of 2% and may acquire a maximum of 10% of the Shares in each Series in connection with each Offering in each Series (of which the Manager may sell all or any portion from time to time following the Closing of the Offering of each Series). The Manager will pay the price per Share offered to all other potential Investors hereunder.

USE OF PROCEEDS

The Use of Proceeds below is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds and the

Company will have broad discretion in doing so. Because each of the Series’ Offerings is a “best efforts” (but not a contingent) offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The Company has wide latitude and discretion in the use of proceeds from these Offerings.  At present, the Company’s best estimate of the use of proceeds, at various funding milestone percentages, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company at all times.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

In the charts below, the “Cash Portion of the Series Holy Grail Asset Cost” is the amount from each Series Offering that will be used to pay the Manager for the Underlying Asset in each Series. The first line item labeled "Cash Portion of the Series X" refers to the portion of the Offering proceeds remaining after subtracting acquisition costs and fees. The second line item labeled "Cash Portion of the Series X Asset Cost" refers to the amount of money paid to acquire the asset (for example, the total cost of the asset minus fees associated with the acquisition). For each Series listed in this Offering Circular, the Manager presently owns 100% of each of the Underlying Assets of each Series, and the Manager will convey title for each asset into the various Series prior to the Series Offering against a note payable back to the Manager for the cost. The Manager is expected to convey the Series’ assets to each Series prior to any Series Offering being sold, and the Company will file the notes payable as exhibits to this Offering Circular when they are entered into.

Series Holy Grail

Series Silicon Valley

Series Hova

Series Legacy

Series Speedboat

Series GOATS

Series North Carolina

Series Jordan Colorway

Series Deadstock

Series Born and BRED

Series Windy City

Series Air Force 1

Series Mamba

Series Grammy

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

370 Markets LLC d/b/a Rares Markets is a Delaware series limited liability company formed on June 29, 2020. We have only conducted limited operations prior to the date of this offering circular and will not conduct any business activities except for activities relating to the Underlying Assets. We are considered to be a development stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Manager.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our consolidated financial statements.

Investment in Collectibles

Our collectible Underlying Assets are recorded at cost.  The cost includes the purchase price, including any deposits for the collectibles funded by the manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the collectibles incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

We treat the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized.  These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

As of December 31, 2020, we have determined that none of our collectibles are impaired.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of December 31, 2020.

Income Taxes

The Company is a limited liability company.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to our members. Therefore, no provision for income tax has been recorded in the financial statements.  Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Operating Results

Revenues are generated at the series level. As of December 31, 2020, neither the Company nor any Series of the Company has generated any revenues.

Liquidity and Capital Resources

As of As of December 31, 2020, the Company had cash or cash equivalents of $612.

Plan of Operations

The Company plans to launch additional offerings of various Series in the next twelve months. The proceeds from any offerings closed during the next twelve months will be used to acquire additional collectible sneakers, which we anticipate will enable the Company to reduce operating expenses for each series.

SECURITIES BEING OFFERED

We are offering Shares in each of the Series of the Company, which represent limited liability company Shares in such Series of the Company. All of the Series of the Company offered hereunder may collectively be referred to herein as the “Series” and each, individually, as a “Series.” The Shares of all Series described above may collectively be referred to herein as the “Shares,” or “our securities” and each, individually, as a “Share” and the offerings of the Shares may collectively be referred to herein as the “Offerings” and each, individually, as an “Offering.” See “Securities Being Offered” for additional information regarding the Shares. A purchaser of the Shares may be referred to herein as an “Investor” or “Shareholder.” There will be one or more separate closings (each, a “Closing”) with respect to each Offering.

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Shares represent an investment solely in a particular Series and, thus, indirectly in the Underlying Asset owned by that Series. The Shares do not represent an investment in the Company or the Manager. We do not anticipate that any Series will own anything other than the Underlying Asset or Underlying Assets associated with such Series. We currently anticipate that the operations of the Company will include the formation of additional Series and the corresponding acquisition of additional Underlying Assets.

There is currently no public trading market for any of our series interests, and an active market may not develop or be sustained.  If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your interests at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your interests.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by 370 Legacy, Inc. (the “Manager”), a Delaware corporation incorporated in 2020. 370 Legacy, Inc. owns and operates a mobile app-based investment platform called Rares (the Rares Platform and any successor platform used by the Company for the offer and sale of Shares, the “Rares Platform”), through which investors may indirectly invest, through a series of the Company’s Shares, in collectible sneakers and other items that have been historically difficult to access for many market participants. Through the use of the Rares Platform, investors can browse and screen the potential investments and sign legal documents electronically. We intend to distribute the Shares exclusively through the Rares Platform. Neither Rares Markets, 370 Legacy, Inc., nor any other affiliated entity involved in the offer and sale of the Shares is a member firm of the Financial Industry Regulatory Authority, Inc., or FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Shares. This Offering of Series Holy Grail Shares, Series Silicon Valley Shares, Series Hova Shares, Series Legacy Shares, Series Speedboat Shares, Series The Goats Shares, Series North Carolina Shares, Series Jordan Colorway Shares, Series Deadstock Shares, Series Born and Bred Shares, Series Windy City Shares, Series Air Force 1 Shares and Series Mamba Shares is being conducted under Regulation A under the Securities Act of 1933, as amended (the “Securities Act”) and therefore, only offered and sold to “qualified purchasers.” For further details on the suitability requirements an Investor must meet in order to participate in this Offering, see “Plan of Distribution and Subscription Procedure.” As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our Shares are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange.

The initial offering prices of:

$16.00 per Series Holy Grail Shares

$12.00 per Series Silicon Valley Shares

$13.00 per Series Hova Shares

$20.00 per Series Legacy Shares

$10.00 per Series Speedboat Shares

$22.00 per Series The Goats Shares

$10.00 per Series North Carolina Shares

$22.00 per Series Jordan Colorway Shares

$10.00 per Series Deadstock Shares

$13.00 per Series Born and Bred Shares

$13.00 per Series Windy City Shares

$14.00 per Series Air Force 1 Shares

$7.00 per Series Mamba Shares

$25.00 per Series Grammy Shares

(for each Series, individually the “Purchase Price”) was determined by the Manager and is equal to the aggregate of (i) the purchase price of the Underlying Asset of each Series, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Management Fee (in each case as described below). The Closing of the each of the Series of Shares will occur on the earliest to occur of (i) the date subscriptions for the Maximum Shares for each Series have been accepted or (ii) a date determined by the Manager in its sole discretion. If Closing has not occurred, the Offering shall be terminated upon (i) the date which is 365 days from the date this Offering Circular is qualified by the U.S. Securities and Exchange Commission (the “Commission”) which period may be extended by an additional 180 days by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the offering in its sole discretion. Each Series of Shares are being offered by subscription only in the U.S. and to residents of those states in which the offer and sale is not prohibited. This Offering Circular does not constitute an offer or sale of any of the Series Shares outside of the U.S.

Those persons who want to invest in the Shares must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for investments in limited liability companies, see “How to Subscribe” below for further details. A copy of the form of Subscription Agreement is attached as Exhibit 1A-4.

All Shares in all Series of Shares will be issued in book-entry form without certificates.

The Manager, and not the Company, will pay all of the expenses incurred in this Offering that are not covered by the Brokerage Fee, the Management Fee, Offering Expenses or Acquisition Expenses, including fees to legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future blue sky filings with state securities departments, as applicable. Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

All Series of Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any of the Shares of the Company (in connection with any Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1. an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2. earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year, or

3. otherwise qualifies as an accredited investor under Rule 501(a) of Regulation D, as amended.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Shares will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and Dalmore, in its capacity as broker of record for this Offering, will be permitted to make a determination that the subscribers of Shares in this offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Shares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Shares. See “Risk Factors.”

Minimum and Maximum Investment

The minimum and maximum subscription by an Investor is set out below for each Series. The maximum thresholds may be waived by the Manager in its sole discretion. The purchase price will be payable in cash or a method of payment acceptable to the Manager at the time of subscription.

The minimum share purchase for Series Holy Grail Shares is 5 Shares or $80.00. The maximum share purchase for Series Holy Grail Shares is 497 Shares or $7,952.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Silicon Valley Shares is 3 Shares or $36.00. The maximum share purchase for Series Silicon Valley Shares is 298 Shares or $3,576.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Hova Shares is 3 Shares or $39.00. The maximum share purchase for Series Hova Shares is 398 Shares or $5,174.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Legacy Shares is 2 Shares or $40.00. The maximum share purchase for Series Legacy Shares is 99 Shares or $1,980.00 or 19.8% of the total Shares in the Series.

The minimum share purchase for Series Speedboat Shares is 3 Shares or $30.00. The maximum share purchase for Series Speedboat Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series The Goats Shares is 5 Shares or $110.00. The maximum share purchase for The Goats Shares is 497 Shares or $10,934.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series North Carolina Shares is 5 Shares or $50.00. The maximum share purchase for Series North Carolina Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Jordan Colorway Shares is 3 Shares or $66.00. The maximum share purchase for Series Jordan Colorway Shares is 497 Shares or $10,934.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Deadstock Shares is 3 Shares or $30.00. The maximum share purchase for Series Deadstock Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Born and Bred Shares is 3 Shares or $30.00. The maximum share purchase for Series Born and Bred Shares is 298 Shares or $2,980.00 or 19.87% of the total Shares in the Series.

The minimum share purchase for Series Windy City Shares is 5 Shares or $65.00. The maximum share purchase for Series Windy City Shares is 398 Shares or $5,174.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Air Force 1 Shares is 3 Shares or $42.00. The maximum share purchase for Series Air Force 1 Shares is 497 Shares or 6,958.00 or 19.88% of the total Shares in the Series.

The minimum share purchase for Series Mamba Shares is 5 Shares or $35.00. The maximum share purchase for Series Mamba Shares is 398 Shares or $2,786.00 or 19.9% of the total Shares in the Series.

The minimum share purchase for Series Grammy Shares is 1 Share or $25.00. The maximum share purchase for Series Grammy Shares is 23,880 Shares or $417,900.00 or 19.9% of the total Shares in the Series.

Broker-Dealer

Dalmore Group, LLC, (“Dalmore” or “Broker”) will manage the sale of the Shares as an executing broker pursuant to an agreement dated August 28, 2020 (the “Brokerage Agreement”) and serve as broker of record for the Company’s Regulation A offerings, process transactions by subscribers to the Offering and provide investor qualification services (e.g. Know Your Customer and Anti Money Laundering checks). Dalmore is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offering and sale of each Series of Shares will occur, but will not act as a finder or underwriter in connection with this Offering. Dalmore will receive a Brokerage Fee but will not purchase any Shares.

The Brokerage Agreement remains in effect for a period of twelve (12) months from August 28, 2020 and will renew automatically for successive renewal terms of twelve (12) months each unless either the Company or Dalmore provides notice to the other party of non-renewal at least sixty (60) days prior to the expiration of the term. If Company defaults in performing the obligations under the Brokerage Agreement, the Brokerage Agreement may be terminated (i) upon sixty (60) days written notice if Company fails to perform or observe any material term, covenant or condition to be performed or observed by it under the Brokerage Agreement and such failure continues to be unremedied, (ii) upon written notice, if any material representation or warranty made by Company proves to be incorrect at any time in any material respect, (iii) in order to comply with a legal requirement, if compliance cannot be timely achieved using commercially reasonable efforts, after providing as much notice as practicable, or (iv) upon thirty (30) days’ written notice if Company or Dalmore commences a voluntary proceeding seeking liquidation, reorganization or other relief, or is adjudged bankrupt or insolvent or has entered against it a final and unappeable order for relief, under any bankruptcy, insolvency or other similar law, or either party executes and delivers a general assignment for the benefit of its creditors. The description in this section of specific remedies will not exclude the availability of any other remedies. Any delay or failure by Company to exercise any right, power, remedy or privilege will not be construed to be a waiver of such right, power, remedy or privilege or to limit the exercise of such right, power, remedy or privilege. No single, partial or other exercise of any such right, power, remedy or privilege will preclude the further exercise thereof or the exercise of any other right, power, remedy or privilege. All terms of the Brokerage Agreement, which should reasonably survive termination, shall survive, including, without limitation, limitations of liability and indemnities, and the obligation to pay fees relating to services provided prior to termination.

Holding Account And Escrow Account

The holding account is a bank account within the Dwolla, Inc. Financial Services Payment infrastructure (an agent of the Veridian Credit Union, the “Holding Account”) specifically set up to hold funds paid by Investors into a Series pending the acceptance (by the Manager or Dalmore Group), and the closing of the Series for which the funds were paid. Each Series will generally be responsible for fees associated with the Holding Account for that Series, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below.

The escrow account is a bank account specifically set up to hold funds paid by Investors into a Series offered on a minimum-maximum basis pending the acceptance (by the Manager or Dalmore Group), and the closing of the Series after the minimum amount has been raised, for which the funds were paid. Each Series offered on a minimum-maximum basis will generally be responsible for fees associated with the escrow account for that Series, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below.

Fees and Expenses

Offering Expenses

Each Series of Shares will generally be responsible for certain fees, costs and expenses incurred in connection with the offering of the Shares associated with that Series (the “Offering Expenses”). Offering Expenses consist of legal, accounting, holding account or escrow account, underwriting, filing and compliance costs, as applicable, related to a specific offering (and excludes ongoing costs described in Operating Expenses).

Acquisition Expenses

Each Series of Shares will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of each Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the asset seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Rares Platform (the “Acquisition Expenses”). The Acquisition Expenses will be payable from the proceeds of each offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company in connection with this Offering, Dalmore will receive a fee equal to 1% of the amount raised through this Offering

(the “Brokerage Fee”). Each Series of Shares will be responsible for paying its own Brokerage Fee to Dalmore in connection with the sale of Shares in such Series. The Brokerage Fee will be payable immediately upon the closing of each offering from the proceeds of such offering.

Management Fee

Each Series will pay the Manager an annual fee of 5% of the post offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular. Except as otherwise indicated, all information contained in this Offering Circular is given as of the date of this Offering Circular. Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov. The contents of the Rares Platform (other than the Offering Circulars and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

HOW TO SUBSCRIBE

Potential Investors who are “qualified purchasers” may subscribe to purchase each of the Series’ Shares. Any potential Investor wishing to acquire Shares must:

1. Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in the Shares is suitable for you.

2. Review the Subscription Agreement and sign the completed Subscription Agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3. Once the completed Subscription Agreement is signed, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the Shares you have applied to subscribe for (as set out on the front page of your Subscription Agreement) into a holding account or escrow account for the series. The holding account or escrow account will hold such subscription monies until such time as your Subscription Agreement is either accepted or rejected by the Manager and, if accepted, such further time until you are issued with Shares. Should the minimum not be raised in a Series offered on a minimum-maximum basis before the termination date for said series, investor funds shall be promptly returned to each investor.

4. The Manager and Dalmore will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or Dalmore will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw the Offering at any time prior to Closing.

5. Once the review is complete, the Manager will inform you whether or not your application to subscribe for Shares is approved or denied and if approved, the number of Shares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first come, first served basis subject to the right to reject or reduce subscriptions.

6. If all or a part of your subscription is approved, then the number of Shares you are entitled to subscribe for will be issued to you upon the Closing. Simultaneously with the issuance of the Shares, the subscription monies held by the Holding account or escrow account on your behalf will be transferred to the account of the Series as consideration for such Shares.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and the Amended and Restated Operating Agreement (the “Operating Agreement” – Exhibit 1A-2B). The Company, the Manager and Dalmore will rely on the information you provide in the Subscription Agreement, and any supplemental information you provide in order for the Manager and Dalmore to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the Shares, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process in a series offered on a best-efforts basis will be held in a non-interest bearing account (the “Holding Account”) and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing with respect to that Investor. When the Manager indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the Holding Account shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the holding account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

The subscription funds advanced by prospective Investors as part of the subscription process in a series offered on a minimum-maximum basis will be held in a non-interest bearing escrow account and will not be commingled with the Series of Shares’ operating account, until if and when there is a Closing with respect to that Investor after the minimum amount has been raised. When the Manager indicates that the Offering will close and the Investor’s subscription is to be accepted (either in whole or part), then the escrow shall disburse such Investor’s subscription proceeds in its possession to the account of the Series. If the Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into the escrow account by prospective Investors will be returned promptly to them without interest or deductions. Any costs and expenses associated with a terminated offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Sneaker Market Assessment

We believe the sneaker market to be on the cusp of global expansion. Over the last 5 years, we have seen a rise in the sneaker culture, from an underground and urban phenomenon to a more mainstream and growing market. This has to do, in part, with a growth in social media and access to various methods of sourcing and acquiring rare and vintage sneakers. Alongside the growth of various methods for collecting and acquisition, we have seen new online portals to buy and trade sneakers. This shift from a primarily in-person and auction-based asset sales channel to online disposition helps to magnify the market potential. Thus, we have seen a significant rise in the volume of transactions and associated businesses within the industry.1

However, despite the shift to a more mainstream market, the sneaker industry has always had a strong connection to celebrities, endorsements, athletes and cultural icons. Most people attribute the sneaker culture to the Chuck Taylor Converse era, most prominently seen in basketball in the early 1900’s. In the early 1980’s, Nike and Air Jordan dominated the sneaker industry, and started the cultural phenomenon we recognize today. Largely, the vintage sneaker market can be classified into three current eras (not taking into account specialty, game-work or highly collectible one-of-a-kind assets): “vintage sneakers (1980’s - 1995),” “hip-hop and urban (1995 - 2014)” and “hype drops (present).” We believe there are strong and growing markets for each era of sneaker, as well as the collectible one-of-a-kind market.

1 https://finance.yahoo.com/news/global-sneaker-resale-market-could-reach-30-billion-by-2030-cowen-191003371.html?guccounter=1&guce_referrer=aHR0cHM6Ly93d3cuZ29vZ2xlLmNvbS8&guce_referrer_sig=AQAAAIWeUKCdVZcdwg5-VPX82o3Iq2aQb_akqElmsvvmrgIDa75OIL0XCkhlKjwA8pUAN0HpweoEL4D-24sBxpUiPxEuv2SDPDhPakAZxnPmkO_ULhw06VEkFF2zVnhKckggdGgOc7dQ4PBYgl9kRqH_W7qBy80LsS-HC6eKkwhNy1HD

With the growth of this market, and the popular trends associated within, we believe the market to be consistent and strong. Market demographics range from individual collectors to enthusiasts. Furthermore, we believe the collectible sneaker market to be a global industry.

There are risks associated with collecting sneakers: most notably, with fraudulent or counterfeit sneakers. We believe this risk can be mitigated with a strong sourcing protocol, and adequately verifying the authenticity of sneakers through its provenance, ownership history and chain of custody verification. We believe dealing with reputable collectors will mitigate this risk substantially.

Depreciation

The company treats sneakers as collectible, and therefore will not depreciate or amortize the Series’ going forward. The company may depreciate or amortize any materials used in the maintenance of collectible sneakers going forward.

Multiple Series

The Manager has acquired multiple assets, which will be divided into an initial set of series’ (“The Collection”) based on their relevance and respective collector value. The Manager will convey title for each asset into the various Series prior to the Offering against a note payable back to the Manager for the cost.  In each Series, the Series will hold title to the assets listed in this Offering Circular prior to the Offering of any Shares to Investors.

For purposes of this document, we have segmented the collection into Air Jordan 1s, and everything else:

	Series Name	Asset
1	Holy Grail	1985 Nike Air Jordan 1 OG Sample, with Black Sole (1 of a limited unknown quantity, between 5 and 25 examples with only 1 other confirmed example)
2	Silicon Valley	1990's Apple Sneakers
3	Hova Series	2010 Nike Air Force 1 "All Black Everything" Promo Shoe made for Jay-Z and World Basketball Festival Brazil
2010 Nike Air Force 1 "All Black Everything" Promo Shoe made for Jay-Z and World Basketball Festival China
	Total	2 Assets
4	Legacy	1983 Nike Air Ship, Blue and White
5	Speedboat	1985 Air Jordan 1 Low Metallic Blue New
6	The Goats	1985 Air Jordan 1 White New
1985 Air Jordan 1 Metallic Blue
2004 Air Force 1 Kobe Friends & Family Blue Patent Leather
2004 Air Force 1 Kobe Players Edition Red

	Total	4 Assets
7	North Carolina	1985 Nike Air Jordan Dark Powder Blue
8	Jordan Colorway Series	1985 Nike Air Jordan Dark Powder Blue
1985 Nike Air Jordan 1 Metallic Blue new with Hangtag
1985 Nike Air Jordan 1 Black & Red
1985 Nike Air Jordan Chicago
1985 Nike Air Jordan (Sky Jordan, size 5) Black & Red New with Box and Hangtag
	Total	5 Assets
9	Deadstock	1985 Nike Air Jordan 1 Metallic Blue with Box and Hangtag
10	Born and BRED	1985 Nike Air Jordan 1 Black & Red new
11	Windy City Series	1985 Nike Air Jordan 1 Chicago new
1985 Nike Air Jordan 1 Chicago slightly new
	Total	2 Assets
12	Air Force 1	1982 Nike Air Force 1 Players Edition, Signed by Calvin Natt (both Shoes are signed)
13	Mamba Series	2004 Nike Air Force 1, Kobe Bryant Players Edition Sample, "Deadstock on Ice"
14	Grammy Series	2007 Nike Air Yeezy Prototype, Size 12, Grammy-worn

Multiple Air Jordan Series’ History

The Nike Air Jordan is one of the most iconic sneaker brands in existence. It ascended rapidly as "the brand to own" in 1985 and has continued its rise every year since. It is also the shoe brand that almost never was. When Michael Jordan graduated from University of North Carolina, he was drafted by the Chicago Bulls (the reason for the iconic Red / Black colorways). Michael Jordan's preference was to wear the Converse Chuck Taylor basketball shoe and had his sights on a shoe deal with Converse. Only after much convincing from his agent (and mother), did he make a trip to Oregon to Nike Headquarters. The rest, they say, is history.

What is commonly referred to by collectors as the "OG Air Jordan 1" was originally released at the tail end of Michael Jordan's rookie season. Because the custom shoes were not ready until November, Michael Jordan actually played a majority of the season in a Nike Air Ship in the customary Red and White colorway. Because of the television quality of the day, it was nearly indistinguishable on TV from the upcoming release of the Air Jordan's, and Nike was happy to let the confusion remain.

The Air Jordan sneaker was designed by famed Nike designer Peter Moore and was instantly recognizable with a low-height from the floor, high top leather design and strong blocking color scheme. Generally, the first Air Jordan's that people think of are the "Banned" black and red colorway, otherwise known in the collector world as the "Bred." They were "banned" because David Stern sent a notice to Nike after Michael Jordan played a preseason warm up game in the "Bred" colorway, which was a violation of the rules of uniform uniformity for the NBA. Many myths have been told since then, but the most common is that Michael Jordan was fined $5000 per game for wearing this shoe. By all accounts, this is not true. However, the main colorway was changed to the "Chicago," distinguishable by the white and red leather, with black Nike Swoosh and branding accents. Making up the first runs and colorways were 13 "Colorways." These are the most highly sought-after original Air Jordan's. The original 13 are: "Banned," "Chicago," "Royal," "Black Toe," "Shadow," "Carolina Blue," and standard Black & White, Blue & White, Metallic Red, Metallic Purple, Metallic Blue, Metallic Green and Natural Grey.

Original pricing of the Air Jordan on release in 1985 was $65.00 retail. Because of short supply and high demand, enterprising sneaker salesmen immediately established a secondary market, and sold Air Jordan 1s for up to $100.00. Most recently, records have been broken at auction for game-worn variants well into six figures. 2

Market Assessment - Air Jordan Series

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers.

Rares Markets will launch with a number of Series' consisting primarily of original and authenticated Air Jordan 1s, either previously unreleased, sample or retail versions:

Series	"Holy Grail"
"Speedboat"
"The GOATS"
"North Carolina"
"Jordan Colorway Series"
"Deadstock"
"Born and BRED"
"Windy City Series"

The Holy Grail Series

2 https://www.cnn.com/style/article/michael-jordan-sneakers-auction-christies-scli-intl-spt/index.html

Specifications:
Series Name	Holy Grail Series
Brand	Nike	Number Produced	25
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Chicago (Red and Black)	Verified Authentic	Yes
Year	1985	Serial Number	860709ST-P
Condition	New
Released?	Sample

Summary Overview

●The Manager has purchased, and will convey to the Holy Grail Series, a rare Air Jordan 1 Sample (at times described by the name "AJ 1 Black Sole") shoe which shall be the Holy Grail Series asset.

●1985 was the first year of the Air Jordan's, and the shoe quickly became an icon of both fact and lore.

●The Air Jordan 1 in the Holy Grail Series is in the coveted Chicago Colorway. This was the combination that was approved by NBA Commissioner David Stern for use on the court in 1985, after a battle with both Michael Jordan and Nike on the original design of the Air Jordan 1.

●Making this shoe more special, this is a sample model with a black sole. There are an estimated 25 samples made after upgrades to the shoe made this model obsolete.

●This shoe was purchased from avid shoe collector Ariana Peters and was one of two samples collected by her father. The other sample was sent back to Nike and resides in their archives as an iconic piece of Air Jordan's legacy.

●The sample shoe is a size 9 and has never been worn.

●Based on inspection, and history of ownership, this shoe is in "New Condition" and does not come with a box or hangtag, as this was not for retail sale.

Ownership and Pricing History

This Sample Air Jordan was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. There is no recorded original price for this sample shoe, as it was never intended for retail distribution. However, the original Air Jordan's sold retail for $65.00, and have appreciated in value to collectors since then. There is not another comparable shoe on the market with a black sole and new, and the sample examples that do exist have not changed hands, unless privately in recent years.

Market Assessment - Holy Grail Series

We believe the "Grail" Nike Air Jordan 1, Black Sole is a particularly stable asset. We believe this rare sneaker represents an icon in the industry, and the beginning of the line for shoe collectors. In addition to re-releases of Air Jordan's, the original 1985 sneakers, particularly new versions consistently appreciate well above their original retail value. Combine a stable cycle of demand and continuous low supply, collectors continue to invest in these iconic shoes.

Because this version has a sample, rare black sole, we believe the museum quality and rarity will command a consistent market demand for collectors and history enthusiasts alike. We believe the market to be global, as the collector market for Original Air Jordan variants continues to evolve. Similarly, this classic shoe appeals to sneaker enthusiasts, basketball fans and collectors.

The Speedboat Series

Specifications:
Series Name	Speedboat
Brand	Nike	Number Produced	Unknown
Model	Air Jordan 1 Low	Previous Owner	Peters Collection
Colorway	Metallic Blue and White	Verified Authentic	Yes
Year	1985	Serial Number	850709TY1
Condition	New
Released?	Original Release

Summary Overview

●The Manager has purchased, and will convey to the Speedboat Series, a rare 1985 Air Jordan 1 Low in Metallic Blue and White which shall be the Speedboat Series asset.

●The Air Jordan 1 Low was only made in two colorways and remains extremely low volume. This shoe was purchased from avid shoe collector Ariana Peters,

●The sneaker is a size 11.5 and has never been worn.

●Based on inspection, and history of ownership, this shoe is in "New Condition" and comes with a retail hangtag.

Ownership and Pricing History

The Speedboat Series was purchased from collector Ariana Peters and represents a fine example of an ultra-rare original Air Jordan Shoe. In 1985, the Air Jordan Low retailed for $65.00, but so few were made that original versions are ultra-rare and difficult to find. Original versions rarely sell on the secondary market, so pricing comparable are especially difficult.

Market Assessment - The Speedboat Series

As with the high-top version of the Original Air Jordans, the collectible market remains stable. We believe the market for the Speedboat Series to be especially strong given the rarity and desirability of this variant of shoe, and the low volume of original production.

The GOATS Series

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	All White	Verified Authentic	Yes
Year	1985	Serial Number	850911ST-P
Condition	New
Released?	Yes	Size	9

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	851101ST-P
Condition	New
Released?	Yes	Size	10.5

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	Unknown
Model	Friends & Family Air Force 1	Previous Owner	Peters Collection
Colorway	Blue Patent Leather	Verified Authentic	Yes
Year	2004	Serial Number	BMB615-M34-C1VF
Condition	New
Released?	No	Size	11

Specifications:
Series Name	The GOATS
Brand	Nike	Number Produced	Unknown
Model	Air Force 1 Player's Edition	Previous Owner	Peters Collection
Colorway	Red	Verified Authentic	Yes

Year	2004	Serial Number	BMB507M8C1
Condition	New
Released?	Yes	Size	13

Summary Overview

●The Manager has purchased, and will convey to the Goats Series, a group of shoes detailed below which shall be the Goats Series assets. “GOATS” stands for “Greatest of All Time.”

●The GOAT Series consists of 4 pairs of shoes from arguably the 2 most popular, and prolific players in NBA history: Michael Jordan and Kobe Bryant.

●The Michael Jordan shoes are classic, original 1985 Air Jordan 1s in two of the most popular and iconic colorways: All White and Metallic Blue. These are collector-grade shoes in new condition.

●The Kobe Bryant examples are rare, Friends and Family edition Nike Air Force 1 in Blue Patent Leather and Red. These shoes were not widely available for retail sale and represent an exclusive and rare set of Nike custom shoes specifically made for Kobe Bryant and his closest friends to sport off the court. These Kobe examples originate from the time period where Kobe Bryant was “courting” a new sneaker deal, and Nike was in the running.

Ownership and Pricing History

The Nike Air Jordan 1s retailed in 1985 for $65.00, but quickly went on to appreciate in value on the secondary market. These pairs were in the possession of prominent collector Doug Peters and his daughters until purchased by 370 Markets, LLC.

The Nike Air Force 1s are similarly classic shoes, with perhaps a more important pedigree. The three pairs listed are special edition “Friends and Family” Air Force 1s in unique colorways. Since these shoes were not available for retail distribution, there is no retail price associated. These pairs were in possession of prominent collector Doug Peters and his daughters until purchased by 370 Markets, LLC.

Market Assessment - The GOATS

As with the Michael Jordan colorways, Kobe Bryant has become a legend since his passing in early 2020. Known as iconic on and off the court, his legacy continues to grow. We believe that the rarity and classic nature of these shoes produced specifically in the honor of Kobe Bryant, and their quality are stable and marketable assets. The “Players Edition” versions of these shoes continue to rise in value due to their rarity and collectability.

There has long been a debate over who the “Greatest of All Time” is, and it remains impossible to tell. Given the popularity of these two athletes, and the rarity of the original series’, we believe the market will continue to remain strong. We believe the market is global in nature, and appeals to a variety of enthusiasts, collectors and basketball fans.

The North Carolina Series

Specifications:
Series Name	North Carolina Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Dark Powder Blue	Verified Authentic	Yes
Year	1985	Serial Number	851202BY
Condition	New
Released?	Original Release	Size	8.5

Summary Overview

●The Manager has purchased, and will convey to the North Carolina Series, a rare, 1985 Air Jordan 1 in the desirable Dark Powder Blue which shall be the North Carolina Series asset.

●The Original Air Jordan was made in 13 Colorways, including the Dark Powder Blue Colorway commemorating Michael Jordan’s alma mater, University of North Carolina.

●This shoe was purchased from avid shoe collector Doug Peters, and his daughters Ariana

●The sneaker is a size 8.5 and has never been worn.

●Based on inspection, and history of ownership, this shoe is in "New Condition"

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan's sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - The North Carolina Series

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers.

The Jordan Colorway Series

Specifications:

Series Name	Colorway Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Black & Red	Verified Authentic	Yes
Year	1985	Serial Number	850507BY
Condition	Sightly New
Released?	Yes	Size	11

Specifications:
Series Name	Colorway Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Chicago	Verified Authentic	Yes
Year	1985	Serial Number	850810TH
Condition	Slightly New
Released?	Yes	Size	12

Specifications:
Series Name	Colorway Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	851202BY
Condition	New w/ Hangtag
Released?	Yes	Size	11.5

Specifications:
Series Name	Colorway Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Dark Powder Blue	Verified Authentic	Yes
Year	1985	Serial Number	851202BY
Condition	Slightly New
Released?	Yes	Size	11

Specifications:
Series Name	Colorway Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1, Sky	Previous Owner	Peters Collection
Colorway	Black & Red	Verified Authentic	Yes
Year	1985	Serial Number	850709TY1
Condition	New w/Box & Hangtag
Released?	Yes	Size	5

Summary Overview

●The Manager has purchased, and will convey to the Colorway Series, a rare collection of 1985 Air Jordan 1 sneakers in 5 desirable colorways: Dark Powder Blue, Metallic Blue, Black & Red (BRED), Sky Jordan Black & Red and the Chicago which shall be the Colorway Series assets.

●This shoe collection was purchased from avid shoe collector Ariana Peters

●The sneakers are in desirable sizes:

○Dark Power Blue: 11

○Metallic Blue: 11.5

○Black and Red: 11

○Black and Red (Sky Jordan): 5

○Chicago: 12

Ownership and Pricing History

This Original Air Jordan 1 Colorway collection was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordans sold retail for $65.00 and have appreciated in value to collectors since then. The colorways included are 4 of the most desirable for collectors.

Market Assessment - The Jordan Colorway Series

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers.

The Deadstock Series

Specifications:
Series Name	Deadstock Series
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Metallic Blue	Verified Authentic	Yes
Year	1985	Serial Number	850810TH
Condition	Deadstock w/ Hangtag
Released?	Yes	Size	8.5

Summary Overview

●The Manager has purchased, and will convey to the Deadstock Series, a rare, 1985 Air Jordan 1 in Metallic Blue and White which shall be the Deadstock Series asset.

●This particular shoe was one of the original 13 Air Jordan colorways, and remains a classic for collectors

●This shoe was purchased from avid shoe collector Ariana Peters,

●The sneaker is a size 8.5, and remains “Deadstock,” meaning the shoe has never been worn, comes with box, wrapping papers and hangtag.

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordans sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - Deadstock Series

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneaker

The Born & BRED Series

Specifications:
Series Name	Born & BRED
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Black & Red	Verified Authentic	Yes
Year	1985	Serial Number	850406TH
Condition	New
Released?	Yes	Size	10

Summary Overview

●The Manager has purchased, and will convey to the Born & BRED Series, a rare, 1985 Air Jordan 1 in the famous “Black & Red” colorway which shall be the Born & BRED Series asset.

●The Black & Red, or BRED colorway is the original “Banned” version of the Air Jordan, creating significant controversy and lore around the history of the shoe

●BREDs are quite collectable and remain the most sought-after versions of Air Jordan 1s

●This shoe was purchased from avid shoe collector Ariana Peters,

●The sneaker is a size 10 and has never been worn.

●Based on inspection, and history of ownership, this shoe is in "New Condition"

Ownership and Pricing History

This Original Air Jordan 1 was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan's sold retail for $65.00 and have appreciated in value to collectors since then.

History

The Black & Red Air Jordan colorway is the most storied shoe in the Air Jordan line. As the story goes, David Stern, then commissioner of the NBA sent a letter to Nike indicating that Michael Jordan was unable to compete in games with the shoes due to their uniform regulations. Despite the actual shoe in question being a Nike Air Ship in a similar design, the Air Jordan 1 became the most popular shoe on the market. This storyline has staying power and is retold often alongside the Black & Red colorway.

Market Assessment - BRED

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers

The Windy City Series

Specifications:
Series Name	Windy City
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Chicago	Verified Authentic	Yes
Year	1985	Serial Number	850507TH
Condition	New
Released?	Yes	Size	7.5

Specifications:
Series Name	Windy City
Brand	Nike	Number Produced	50,000 +
Model	Air Jordan 1	Previous Owner	Peters Collection
Colorway	Chicago	Verified Authentic	Yes
Year	1985	Serial Number	850810TH
Condition	Slightly New
Released?	Yes	Size	12

Summary Overview

●The Manager has purchased, and will convey to the Windy City Series, 2 rare, 1985 Air Jordan 1s in the Chicago colorway which shall be the Windy City Series assets.

●The Air Jordan 1 Chicago is regarded as the most iconic colorway in the original collection, as the Red and White with black swoosh was the colorway used for the majority of the 1985 Michael Jordan rookie season.

●This collection was purchased from avid shoe collector Ariana Peters.

●The sneakers are in great condition and in desirable sizes:

○Chicago, size 7.5 in new condition

○Chicago, size 12 in slightly new condition

Ownership and Pricing History

This Original Air Jordan 1 Windy City collection was originally owned by collector Doug Peters, and subsequently by his daughters Ariana and Dakota Peters. The original Air Jordan's sold retail for $65.00 and have appreciated in value to collectors since then.

Market Assessment - The Windy City Collection

We believe the market for vintage and original Air Jordan 1s to be consistent and rising steadily. With the ongoing popularity of sneaker culture, and the increasing amount of trading occurring on the secondary market, we believe this market will only appreciate in value. The market is primarily focused on collectors, since the 30-year-old sneakers will not hold up to daily use. Thus, our collection remains desirable as an investible, and museum quality asset. The Nike Air Jordan brand continues to be the iconic collector sneaker and is a staple in any collection.

Furthermore, we believe the market to be global in nature, with collectors originating from every continent. Air Jordan is an iconic brand, as is the game of basketball, and has continued to grow in popularity with the game, and with the popular culture behind it. Often, you will see artists, musicians, celebrities and athletes "rocking" a pair of Air Jordan 1s. This popularity, and continued re-releases drives visibility and desirability of the original versions of these sneakers.

DESCRIPTION OF COLLECTOR ASSETS

The Manager has procured and will convey to the various Series described below, a collection of sneakers of unique, or “1-of-a-kind” value that we believe to have a broad and consistent market appeal. The appeal is backstopped by cultural value and increasing relevance in today’s sneaker and popular culture.

Assets:

Series Name	Asset
Silicon Valley	Apple Sneakers
Hova	2010 All Black Everything Nike Air Force 1, Brazil
2010 All Black Everything Nike Air Force 1, China
Legacy	1983 Air Ship
Air Force 1	Original Nike Air Force 1 player’s edition, signed by Calvin Natt
Mamba	2004 Nike Air Force 1, Kobe Bryant Players Edition Sample, "Deadstock on Ice"

Silicon Valley Series

Specifications:
Series Name	Silicon Valley

Brand	Apple Sneakers Made exclusively for Apple employees	Number Produced	Unknown
Model	Custom	Previous Owner	Peters Collection
Colorway	White	Verified Authentic	Yes
Year	Early 1990's	Serial Number	8100
Condition	Used
Released?	Yes, only for employees	Size	9.5

Summary Overview

●The Manager has purchased, and will convey to the Silicon Valley Series, an extremely rare custom Apple branded sneaker made by Omega (at times described by the name "Silicon Valley") which shall be the Silicon Valley Series asset.

●The Apple sneakers have the rainbow apple logo, and Garamond script Apple on the side.

●Although a few variants of this shoe have popped up in recent years, this appears to be a well-kept version with a more robust build quality than the early Reebok and Adidas versions.

●The shoe was purchased from the Peters collection and guaranteed to be authentic.

●The shoe is a men's 9.5

●Based on inspection, the shoe is slightly worn but in good condition.

Asset & Pricing Description

These sneakers are ultra-rare and were not originally available to the public. As such, early Apple paraphernalia has skyrocketed in popularity in recent years, and these shoes are a perfect example of an asset that is difficult to find.

Design & History

These sneakers represent the iconic feel and flavor of Steve Jobs and his designed culture experiments in the early 1990's. These sneakers, made specifically for Apple employees, embody the full flair and passion of Silicon Valley. The design aesthetic is characteristic of the iconic corporation that now makes the iPad and MacBook.

The shoe is white leather with a gray insole. The classic Apple logo is stitched in red Garamond Script with a rainbow logo on the tongue. The original stitching remains intact with light wear. Overall, these sneakers remain in great condition.

Market Assessment

We believe the market for these sneakers is particularly stable. It is difficult to predict the pricing of these shoes, but based on the popularity of Apple collectibles, and the steady appreciation and increasing rarity, we believe these sneakers to retain their value.

The rarity of this example makes this series particularly intriguing for a wide variety of investors. From collectors to enthusiasts to Apple "gearheads," this sneaker has broad appeal as an investment.

The HOVA Series

Specifications:
Series Name	Hova Series
Brand	Nike	Number Produced	2
Model	Air Force 1 Low	Previous Owner	Peters Collection
Colorway	All Black, Brazil, Suede	Verified Authentic	Yes
Year	2010	Serial Number	213843FT
Condition	Deadstock
Released?	Custom 1 of 2	size	12

Series Name	Hova Series
Brand	Nike	Number Produced	2
Model	Air Force 1 Low	Previous Owner	Peters Collection
Colorway	All Black, China, Patent Leather	Verified Authentic	Yes
Year	2010	Serial Number	213841FT
Condition	Deadstock
Released?	Custom 1 of 2	Size	12

Summary Overview

●The Manager has purchased, and will convey to the Hova Series, 2 custom-made Nike Air Force 1s which shall be the Hova Series assets.

●Both shoes were produced in 2010 to be auctioned for the benefit of the Shawn Carter Foundation (“Jay-Z”)

●These are “1 of 2” shoes with a letter of authenticity indicating the special purpose of the pairs. They were designed to represent the countries participating in the World Basketball Festival in New York.

○The Suede Shoes were designed with Brazil in mind

○The Patent Leather shoes were designed with China in mind

○Both Shoes are size 12

●Shoes come with letter of authenticity, indicating the date of the auction and the benefit

●Both pairs are deadstock, New with Box

Ownership and Pricing History

These shoes have a special history, being auctioned over eBay for the Shawn Carter Foundation, and subsequently acquired by the Peters family. The auction winning bid was undisclosed for either pair of sneakers.

History

The sneakers were designed in 5 variations, each representing 1 of the 5 countries participating in the World Basketball Festival. Asset 1 is suede leather and represents Brazil. Asset 2 is patent leather and represents China. The custom design, “All Black Everything” was an inspiration from a Jay-Z song.

Market Assessment - The Hova Series

We believe this asset to be a particularly rare example of a custom shoe designed by Jay-Z in concert with Nike. The rarity of this combination, and the year of the pairs provide a particularly compelling collectible asset. The limited release of this shoe ensures a stable marketplace, with a variety of collectors to display interest.

The Legacy Series

Specifications:
Series Name	Legacy
Brand	Nike	Number Produced	Unknown
Model	Air Ship	Previous Owner	Collector - Ariana Peters
Colorway	White and Blue	Verified Authentic	Yes
Year	1984	Serial Number	840406TY1
Condition	New
Released?	Yes	Size	9

Summary Overview

●The Manager has purchased, and will convey to the Legacy Series, a rare, original Nike Air Ship which shall be the Legacy Series assets.

●The 1984 Nike Air Ship was the unknown precursor shoe to the Air Jordan, and the actual version of the "Banned Air Jordan" that is famously thought to exist.

●The Air Ship is the legacy basketball shoe that "started it all" for Air Jordan. He wore this variant in Black and Red during his rookie season.

●This model is blue and white, and represents a rare, new version of the popular shoe. The shoe is original (not a re-release) version.

●This shoe was purchased from avid shoe collector Ariana Peters.

●Based on inspection, and history of ownership, this shoe is in "New Condition" and does not come with a box or hangtag, as this was not for retail sale.

Design History

The Nike Air Ship is the original shoe that Michael Jordan wore during the initial stages of his rookie season. While the details of the Original Air Jordan 1s were being finalized, Michael Jordan wore a red and white colorway of the Air Ship. As it turns out, the "banned Air Jordan's" of lore were actually an early version of the black and red Air Ship basketball shoe.

The initial version of the Nike Air Ships was designed by famed shoe designer Bruce Kilgore, and rolled out in the early 1984 as the flagship Nike Basketball design. Similar to the Nike Air Force 1 that was released a few years earlier, the Air Ship was less flashy and more substance. In fact, it was close enough to the upcoming Air Jordan 1, that it was immediately overshadowed by its now more famous younger brother once it was released.

Nonetheless, the Nike Air Ship is becoming an important element of the early Nike basketball lineup, and collectors are quick to acquire originals as they become available.

Market Assessment

We believe this early version of a rare shoe, in concert with a strong storyline, makes the market for this shoe particularly strong. The connection with Michael Jordan and the original rarity have led to re-releases of the Nike Air Ship over recent years, but demand for the original versions remain strong for collectors. We believe the market to be stable and consistent for original, new versions of classic Air Ship sneakers.

Because this version represents a new, early version of a famous shoe, we believe this to be a great condition retro value.

Air Force 1 Series

Specifications:
Series Name	Air Force 1
Brand	Nike	Number Produced	Unknown
Model	Air Force 1, Player’s Edition	Previous Owner	Peters Collection
Colorway	White	Verified Authentic	Yes
Year	1982	Serial Number	820910THPS
Condition	Game Worn
Released?	No, Player’s Edition	Size	13.5

Summary Overview

●The Manager has purchased, and will convey to the Legacy Series, an extremely rare, game-worn and signed pair of 1982 Nike Air Force 1 which shall be the Legacy Series assets.

●Both shoes are signed by Calvin Natt, and authentic game-worn

●The Air Force 1 was “Air in a box,” as portrayed originally by Nike on launch.

●The shoe was purchased from the Peters collection and guaranteed to be authentic.

●The shoe is size 13.5

Asset & Pricing Description

These sneakers are a piece of history. Purchased from the Peter’s Collection, these shoes are game worn by one of the “Original Six,” Calvin Natt, and signed. Calvin Natt was on the Portland Trailblazers at the time. As they are game worn, they are not in new condition, but still in good condition.

Design & History

The original Air Force 1s were the “basketball shoes before Air Jordans,” and sparked a craze all over the country. The AF1s were one of Nike’s first entrances to the basketball market and took their inspiration from the Nike Approach hiking boot. In concert with an innovative outsole, the shoes were instant classics with great looks and fantastic performance.

They were designed by Nike legend Bruce Kilgore and sparked the interest (and career) of future design legend Tinker Hatfield (known for his Air Jordan designs).

When officially launched, Nike signed 6 NBA players to endorsement deals. They are known as the “Original Six.” They were Michael Cooper, Moses Malone, Calvin Natt, Jamaal Wilkes, Bobby Jones and Mychal Thompson. Arguably, these endorsements paved the way for Nike’s lasting legacy through their deal with Michael Jordan.

Although the originals were discontinued in 1984, they returned with vigor in 1986 and have been around in various colorways, lows, mids and highs since.

Market Assessment

The desirability for the Air Force 1s has been especially stable for decades. The retro versions of these shoes are highly desirable and continue to be hot sellers. The original versions of this shoe are difficult to find and command sky high prices.

Because these shoes are particularly unique, having been game-worn and signed, we believe they hold a special market value.

We believe the market for vintage Air Force 1s to be stable. Because of the unique nature, they are difficult to price, and we expect the shoes to continue to appreciate in value.

Mamba Series

Specifications:
Series Name	Mamba
Brand	Nike	Number Produced	Unknown
Model	Air Force 1, Players Edition	Previous Owner	Peters Collection
Colorway	Grey and White	Verified Authentic	Yes
Year	2004	Serial Number	BMB615-M32-C1
Condition	Deadstock on Ice
Released?	Produced for Players Only	Size	14

Summary Overview

●The Manager has purchased, and will convey to the Mamba Series, an extremely rare Nike Air Force 1 Players edition sample for Kobe Bryant which shall be the Mamba Series asset.

●Nike produces shoes for players called “players editions” and are often in hard-to-find or unavailable color schemes. In this case, Nike was “courting” Kobe Bryant as a Nike athlete, and made several versions of Air Force 1s for Kobe and his closest friends. This is a pristine example.

●The shoe was purchased from the Peters collection and guaranteed to be authentic.

●The shoe is a men's 14

●The shoes are in “Deadstock on Ice” condition, meaning never worn, with original box and papers

Asset & Pricing Description

These sneakers are ultra-rare. In 2002 and 2003, Nike was courting Kobe Bryant during “free agency” and produced a number of ultra-rare versions of the Air Force 1. Typically, there are thought to be 8 colorways that exist. However, this grey and white version is not typically included. Nike is known to produce exclusive colorways for players to wear off the court, and Kobe is no exception. Bryant was exceptionally fond of the Air Force 1 low silhouette, and frequently wore various colorways.

These shoes are size 14, and in deadstock condition. Rarely do such shoes come along, especially in the players edition and exclusive colorways.

Design & History

Kobe Bryant is one of the most beloved basketball players of all time and made the already popular Air Force 1 shoes even more desirable. These players edition shoes have increased in popularity and sparked a number of special editions in the days leading up to his death, and afterwards.

Market Assessment

We believe the market for these sneakers is particularly stable. Since Bryant’s untimely death, interest in assets connected to the famous basketball player are expected to continue to increase in value.

Grammy Series

Specifications:
Series Name	Grammy	Gentrify Category	Grail
Brand	Nike	Number Produced	1
Model	Air Yeezy Sample	Previous Owner	Ryan Chang
Colorway	Black with White Outsole	Verified Authentic	Sotheby’s, Suede One and Tiffany Beers
Year	December 2007	Size	12
Condition	Lightly Worn
Released?	Sample

The following was published by Sotheby’s regarding the underlying asset in Series Grammy at https://www.sothebys.com/en/digital-catalogues/kanye-west-grammy-worn-nike-air-yeezy-sample.

On the evening of February 10, 2008, Kanye West sent waves through the sneaker world. During his memorable and emotional performance of Hey Mama and Stronger, at the 50th Annual Grammy Awards, Kanye donned a pair of sneakers that even top afficionados could not identify. It was a mystery, and the only clue was a Swoosh.

For over a year, rumors were quietly stirring that maybe a Kanye sneaker was coming. Nike knew the Grammys was the right time to introduce their top-secret project, and in one of the most brilliant reveals in sneaker history, Nike and Kanye teased the hype on which the Air Yeezy 1 would deliver. The sneaker world went off in a frenzy, as blogs and social media lit up across a community eager to know everything about the shoe that was unlike any they had seen before. The Nike Yeezy Empire had officially been born.

It was a critical moment for Kanye’s career, in both music and fashion. In addition to giving one of the most memorable performances ever at the Grammys and winning in 4 categories (including Best Rap Album), the 50th Annual Grammy Awards is considered to be one of the most important moments in the history of footwear, becoming a pillar in the advent of modern sneaker culture. Today the multibillion-dollar Yeezy brand is one of two industry titans, having earned its place alongside the Jordan brand.

These are the sneakers Kanye West wore the night the Yeezy was introduced to the world and redefined what a signature shoe could be. It was an entirely new silhouette, created for an artist rather than an athlete. Though Kanye West has partnered with adidas since 2013, the Nike Air Yeezy I and Air Yeezy II are still some of the most coveted sneakers by collectors and are foundational to the development of the Yeezy brand as we know it today. The Grammy Air Yeezy samples were built in Nike’s lab, known as the ‘Innovation Kitchen’ at the company’s headquarters near Beaverton, Oregon. Creative Director Mark Smith kept the project so under wrap, that he released the shoes to Kanye for the Grammys with the condition that they would be returned right after, via overnight delivery. The shoe is made of soft black leather with perforated detailing throughout the upper and the heel overlay is branded with a tonal Swoosh. The design features the iconic Yeezy forefoot strap and signature ‘Y’ medallion lacelocks in bright pink (which were not worn by Kanye during his performance). A custom lasered wooden box is included, which features a design and etching by the Yeezy 1 creator, Mark Smith.

Private Purchase Agreement

●As of April 18, 2021, 370 Markets, LLC has signed a Private Purchase Agreement with the seller, using Sotheby’s as a qualified intermediary.

●370 Markets, LLC has placed a refundable $50,000.00 deposit, with agreement to pay within 180 days of the signed contract. There is no accruing interest or other terms in this agreement.

Summary Overview

●The iconic, first sample pair of Nike Air Yeezy were designed in secrecy in the Nike Innovation Lab, known as the “Innovation Kitchen.”

●The shoes were designed by Mark Smith and come with a hand-etched shoe case designed by Mark Smith himself.

●Kanye West wore the prototype sample on stage for his performance, and promptly returned the sneakers to Nike.

●The sneakers are size 12

●The sneakers have been touring worldwide, most recently in the hands of Sotheby’s in Hong Kong. They are in storage in the Sotheby’s locker in New York City.

Ownership and Pricing History

Directly after the 2008 Kanye West Grammy performance, the sneakers were returned to Nike Headquarters to prepare for the Doernbecher Children’s Hospital Auction on eBay, where they were auctioned to raise money for charity. The sneakers were most recently owned by premier collector Ryan Chang, curator of @Applied.Arts.NYC.

Upon listing, the sneakers have been authenticated through two methods: (1) the digital authenticator Suede One has conducted and AI-assisted validation of the sneakers and (2) a member of the Nike Development team has verified the sneakers using the tag and history of the asset.

Market Assessment – Grammy Series

This is the shoe that accelerated the Billion-dollar Yeezy franchise. First for Nike, and now for Adidas. We believe this sample, Grammy-worn shoe to be category defining, and record breaking for the sneaker industry. This sneaker also made artist brands and collaborations mainstream, changing the sneaker industry forever. This shoe consistently ranks among the world’s most rare and desirable sneakers.

We believe the market for collectible, 1-of-a-kind, sample sneakers to be consistent and rising steadily. Price barriers continue to break for these cultural icons as the industry continues to mature. We contend that the market will appreciate in value, both in the short and long term as classic sneakers evolve into artwork.

The sneaker industry is global in nature, with collectors originating from every content. The Grammy series, due to the popularity of the Yeezy franchise, and Kanye West’s music, has specific global appeal.

BUSINESS OF THE COMPANY

The Shares represent an investment in the various Series and thus indirectly into the Underlying Assets of each Series and do not represent an investment in the Company or the Manager generally. We do not anticipate that any Series will own any assets other than the Underlying Assets listed in this Offering Circular. However, we expect that the operations of the Company, including the issuance of additional Series of Shares and the acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale.

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of investment grade collectible sneakers for the benefit of the investors. In addition, through the use the Rares Platform, the Company aspires to offer a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and through the use of the Rares Platform, aims to provide investors with access to collectable sneakers for investment, portfolio diversification and potential secondary market liquidity for their Shares (although there can be no guarantee that a secondary market will ever develop or that appropriate registrations to permit such secondary trading will ever be obtained).

Our objective is to become the leading marketplace for investing in collectable sneakers and, through the Rares Platform, to provide investors with financial returns commensurate with returns in the collectible sneaker market, to enable deeper and more meaningful participation by sneaker enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-

class sneaker collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for investors.

Manager

The Operating Agreement designates the Manager as the managing member of the Company. The

Manager has the power and authority to enter into of contracts and incur liabilities for the Company, to conduct of the Company’s business, to execute all instruments and documents on behalf of the Company and other duties as set out in the Company's Operating Agreement.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any series of Shares or any of the Shareholders and will not be subject to any different standards imposed by the Operating Agreement, the LLC Act or under any other law, rule or regulation or in equity. In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any series or any of the Shareholders.

See “Management” for additional information regarding the Manager.

Operating Expenses

Upon a closing of an Offering, each Series closed will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series (together, the “Operating Expenses”):

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset(s), including taxes, fees, storage, security, valuation, custodial, marketing, maintenance, refurbishment, perfection of title and utilization of the Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of the Series of Shares, including any blue sky filings required in certain states and any annual audit of the accounts of such Series of Shares (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with the Series of Shares;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Shares;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with the Underlying Asset(s); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager will bear its own expenses of an ordinary nature, including, all costs and expenses on account of rent, supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures of the Manager.

If the Operating Expenses exceed the amount of revenues generated from the Underlying Asset and cannot be covered by any Operating Expense reserves on the balance sheet of the Underlying Asset, the Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager may impose a reasonable rate of interest, and be entitled to reimbursement of such amount from future revenues generated by the Series, and/or (c) cause additional Shares to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager

The Operating Agreement provides, in part, that neither the Manager nor any officer or member nor any affiliate of the Company (each a “Covered Person”) shall be liable to the Company or any other person or entity who is bound by the Operating Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Covered Persons shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the Operating Agreement, except that the Covered Person shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of its gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the Operating Agreement shall be provided out of and to the extent of Company assets only, and the Shareholders shall not have personal liability on account thereof.

Management Fee

Each Series will pay the Manager an annual fee of 5% of the post offering value of the Underlying Asset(s) as compensation for identifying and managing the acquisition of the Underlying Assets, and for managing the Series.

Legal Proceedings

None of the Company, any series, the Manager, nor any director or executive officer of the Manager is presently subject to any material legal proceedings.

Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Shares in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series of Shares. If, however, an item is not allocable to a specific series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Shares, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details of Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Underwriting expense incurred outside of Brokerage Fee	Allocable pro rata to the number of Series
Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Series
Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Series
Escrow account fees for the administration of escrow accounts related to the offering	Allocable directly to the applicable Underlying Asset
Holding Account fees for the administration of Holding Accounts related to the offering	Allocable directly to the applicable Underlying Asset
Compliance work including diligence related to the preparation of a Series	Allocable directly to the applicable Underlying Asset
Acquisition Expense	Allocable directly to the applicable Underlying Asset
Insurance	Allocable pro rata to the value of Underlying Assets

Preparation of marketing materials	Allocable pro rata to the number of Series
Interest expense in the case an Underlying Asset was pre- purchased by the Company prior to the closing of an offering through a loan	Allocable directly to the applicable Underlying Asset
Storage fees	Allocable pro rata to the number of Series
Appraisal and valuation fees	Allocable directly to the applicable Underlying Asset
Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Series
Audit, accounting and bookkeeping related to the reporting requirements of the Series	Allocable pro rata to the number of Series
Indemnification payments under the Operating Agreement	Allocable pro rata to the value of Underlying Assets

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is 370 Legacy, Inc., a Delaware corporation formed on June 29, 2020.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Manager and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The Manager is responsible for maintaining or improving each Underlying Asset’s quality, determining how to monetize each Series by evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager. The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. The Manager may change our objectives at any time without approval of our Shareholders. The Manager itself has no track record and is relying on the track record of its individual officers, directors and advisors.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement. The Manager maintains a contractual, as opposed to a fiduciary relationship, with us and our Shareholders. Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

•Underlying Asset Sourcing and Disposition Services. This includes defining and overseeing the overall Underlying Asset sourcing and disposition strategy;

•Managing The Company’s Underlying Asset Sourcing Activities. This includes creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

•Negotiating and structuring the terms and conditions of acquisitions of assets;

•Evaluating any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

•Structuring and negotiating the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed;

•Creating and managing all series of Shares for offerings related to Underlying Assets on the Rares Platform;

•Developing offering materials, including the determination of its specific terms and structure and description of the Underlying Assets;

•Creating and submitting all necessary regulatory filings including, but not limited to: commission filings and financial audits and coordinate with the broker-dealer of record, lawyers, accountants as necessary in such processes;

•Preparing all marketing materials related to offerings and obtain approval for such materials from the broker-dealer of record;

•Together with the broker-dealer of record, coordinating the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

•Creating and implementing various technology services, transactional services, and electronic communications related to any offerings;

•Performing or facilitating all other necessary offering related services;

•Providing any appropriate updates related to Underlying Assets or offerings electronically or through the Rares Platform;

•Managing communications with Shareholders, including answering e-mails, preparing and sending written and electronic reports and other communications;

•Establishing technology infrastructure to assist in providing Shareholder support and services;

•Determining our distribution policy and determine amounts of and authorize distributions from time to time;

•Managing and performing the various administrative functions necessary for our day-to-day operations;

•Providing financial and operational planning services and collection management functions including determination, administration and servicing of any reimbursement obligation made to the Company or any series by the Manager to cover any Operating Expense shortfalls;

•Administering the potential issuance of additional Shares to cover any potential Operating Expense shortfalls;

•Maintaining accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

•Maintaining all appropriate books and records for the Company and all the series of Shares;

•Obtaining and updating market research and economic and statistical data in connection with the Underlying Assets and the general collectible sneaker market;

•Overseeing tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•Supervising the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•Providing all necessary cash management services;

•Managing and coordinating with the transfer agent, if any, the process of making distributions and payments to Shareholders or the transfer or re-sale of securities as may be permitted by law;

•Evaluating and obtaining adequate insurance coverage for the Underlying Assets based upon risk management determinations;

•Providing timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

•Evaluating our corporate governance structure and appropriate policies and procedures related thereto; and

•Overseeing all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Executive Officers and Directors of the Manager

The following individuals constitute the Board of Directors and executive management of the Manager:

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
Gerome Daren Sapp	CEO	39	April 1, 2020 to present	80
Matthew Daniel Hall	COO	37	April 1, 2020 to present	50
Awah Teh	CTO	39	April 1, 2020 to present	60
Hector N. Tantoh	CMO	37	April 1, 2020 to present	25
Directors:
Gerome Sapp	Director	39	June 29, 2020 to present	10
Matthew Daniel Hall	Director	37	June 29, 2020 to present	10

Background of Officers and Directors of the Manager

The following is a brief summary of the background of each director and executive officer of the Manager:

Gerome Daren Sapp, Chief Executive Officer and Director

Gerome is a former professional football player-turned-serial entrepreneur that has built several businesses spanning social media, consumer goods and health food. In 2017, Gerome built HealthBinge, a healthy alternative to food-on-the-run based in Las Vegas, Nevada. Prior to HealthBinge, Gerome founded Fluencr, an online content and social media platform aiming to take influencer marketing to the next level where he worked from 2013-2015.

Gerome played in the National Football League for 6 seasons, primarily with the Baltimore Ravens and Indianapolis Colts.

Gerome graduated from University of Notre Dame where he studied finance, was a 4-time letter-winner and football team captain. In addition to his undergraduate degree, Gerome completed an executive Master of Business Administration from Harvard Business School.

Matthew Daniel Hall, Chief Operating Officer and Director

Matthew is a technology executive and entrepreneur with 15 years of experience building businesses and products for some of the world’s fastest growing and leading brands. Prior to Rares Markets, Matthew was the Vice President of Business Development for Peloton Technology, a high growth autonomous vehicle startup, where he was in charge of partnerships and fundraising. Before Peloton, Matthew worked for Porsche Digital, Mercedes-Benz Research and Development and several venture funded startups, where he was in charge of operations and managed the growth of the business.

Matthew has an undergraduate degree in Political Science and International Relations from Purdue University in West Lafayette, Indiana, and is scheduled to complete his executive Master of Business Administration from SC Johnson School of Management at Cornell University in fall 2022.

Awah Teh, Chief Technology Officer

Awah is a seasoned executive and entrepreneur with a wealth of experience building and designing technology solutions for major companies and high-growth startups. He has held various executive positions, most recently as Global Head of Solutions Architecture and Innovation for Data Republic, an Australian corporation that designs and builds data solutions for Fortune 100 companies worldwide. Additionally, Awah has served as CTO for AppliedVR, eMedical Lending and Lionsgate Entertainment (CinemaNow).

Awah’s experience spans many coding languages and system architectures. Starting from his days at IBM (IBM, NYSE), and includes cloud computing, .net, server technologies, front-end and backend technologies.

Hector Tantoh, Chief Marketing Officer

Hector is an accomplished sales and business development executive with experience in renewable energy, technology and scaling social media platforms. Prior to Rares Markets, Hector worked at Data Republic in a strategic and growth capacity and was responsible for the innovation process for the data engineering firm. In prior roles, Hector worked as a Global Account Manager for WESCO Distribution (WCC, NYSE), a leading renewable energy technology company.

Hector has a Bachelor of Science from The Ohio State University, and a Master of Business Administration from Pennsylvania State University.

Compensation of Executive Officers and Directors

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by the Company. Each of the executive officers of the Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager, from 370 Legacy, Inc. As of August 9. 2021, executive officer compensation consisted primarily of stock awards of 370 Legacy, Inc. Details of all cash and equity compensation they have received from the Manager through August 9. 2021 is set out in the chart below. Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Manager, we do not intend to pay any compensation directly to these individuals.

Name	Position	Cash compensation	Stock Equity Award Value	Total compensation
Gerome Daren Sapp	CEO	$0.00	$685.00	$685.00
Matthew Daniel Hall	COO	$7,500.00	$100.00	$7,600.00
Awah Teh	CTO	$68,500.00	$60.00	$68,560.00
Hector N. Tantoh	CMO	$7,500.00	$50.00	$7,550.00

PRINCIPAL SHAREHOLDERS

The Company is managed by 370 Legacy, Inc. At the Closing of this Offering, 370 Legacy, Inc. or an affiliate will own at least 2% of the Shares in each Series, acquired on the same terms as the other Investors. Throughout the Offering, 370 Legacy, Inc. or an affiliate, has the right to purchase up to an additional 8% of the Shares, capped at 10% in total of the Shares in each Series. 370 Legacy, Inc. or an affiliate may sell some or all of the Shares acquired in each Series pursuant to this Offering from time to time after the Closing.

As of August 9. 2021, upon designation of each Series, 370 Markets LLC holds 100% of the beneficial interest in each Series. Upon the Closing of the Offering for each Series, 370 Legacy, Inc. expects to own at least 2% of the Series.

DESCRIPTION OF SHARES OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 1A-2B and the Subscription Agreement, attached hereto as Exhibit 1A-4 relating to the purchase of each applicable Series of Shares. This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply. Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Shares

The Company is a series limited liability company formed pursuant to Section 18-215 of the Delaware Limited Liability Company Act (the “LLC Act”). The purchase of membership Shares in each Series of the Company is an investment only in that particular Series of the Company and not an investment in the Company as a whole, nor is it an investment in the Manager. In accordance with the LLC Act, each Series of Shares are, and any other Series of Shares if issued in the future will be, a separate series of limited liability company shares of the Company and not in a separate legal entity. The Company has not issued, and will not issue, any class of Series of Shares entitled to any preemptive, preferential or other rights that are not otherwise available to the Shareholders purchasing Shares in connection with this Offering.

Ownership of the Underlying Assets will be held by, or for the benefit of, the applicable Series of Shares. We intend that each series of Shares will own its own collectible sneakers. We do not anticipate that any Series will acquire any additional collectible sneakers other than the Underlying Assets described in this Offering Circular. We believe that multiple new Series of Shares will be issued for in the future for additional Underlying Assets that will be acquired. An Investor who invests in this Offering will not have any indirect interest in any collectible sneakers or other Underlying Assets other than in the specific Series the Investor invests in, unless the Investor also participates in a separate offering associated with an additional Series.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met, (including that certain provisions are in the formation and governing documents of a series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities. As such, the assets of each Series includes only the Underlying Assets associated with that Series and other related assets (e.g., cash reserves). As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Shares should be applied to meet the liabilities of the other Series of Shares or the liabilities of the Company generally where the assets of such other Series of Shares or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Shares established in accordance with Section 18- 215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued. The Company intends for each Series of Shares to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and ownership of the relevant Underlying Asset(s) for each Series will be held by, or for the benefit of, the relevant Series.

Each of the Series of Shares offered by this Offering Circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to each Series of Shares, as determined by the Manager, the Shareholders of each such Series will not be liable to the Company to make any additional capital contributions with respect to each such Series of Shares (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Shareholders of each Series have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Shares and no preferential rights to distributions.

The Manager, an affiliate of the Company, will own a minimum of 2% of each Series of Shares acquired for the same price as all other Investors. The Manager has the option to purchase additional Shares in each Series as part of the Offering 10% of the total Shares in each Series. The Manger may sell its Shares pursuant to this Offering Circular from time to time after the Closing of this Offering. The Manager has the authority under the Operating Agreement to cause the Company to issue Shares to investors as well as to other persons for such cost (or no cost) and on such terms as the Manager may determine.

An Investor in this Offering will acquire an ownership in the Shares in the Series the Investor invests in and not, for the avoidance of doubt, in (i) the Company, (ii) any other series of Shares, (iii) the Manager, (iv) the Rares Platform or (v) the Underlying Asset or any Underlying Asset owned by any other series of Shares. Although none of our Shares from any Series will not immediately be listed on a stock exchange and a liquid market in the Shares cannot be guaranteed, we plan to create our own market or partner with an existing platform to allow for trading of the Shares (please review additional risks related to liquidity in the “Risk Factors” section).

Further Issuance of Shares

The Operating Agreement provides that the Company may issue Shares in each Series to no more than 2,000 qualified purchasers (no more than 500 of which may be non-accredited investors). The Manager has the option to issue additional Shares (in addition to those issued in connection with this Offering) on the same terms as each Series offered hereunder as is required from time to time in order to pay any Operating Expenses which exceed revenue generated from the Underlying Asset(s).

Distribution Rights

The Manager has sole discretion in determining what distributions, if any, are made to Shareholders except as otherwise limited by law or the Operating Agreement. The Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

No series will distribute an Underlying Asset in kind to its Shareholders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the series for the amount of the distribution for three years. Under the LLC

Act, a series limited liability company may not make a distribution with respect to a series to a member if, after the distribution, all liabilities of such series, other than liabilities to members on account of their limited liability company interests with respect to such series and liabilities for which the recourse of creditors is limited to specific property of such series, would exceed the fair value of the assets of such series. For the purpose of determining the fair value of the assets of the series, the LLC Act provides that the fair value of property of the series subject to liability for which recourse of creditors is limited shall be included in the assets of such series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the operating agreement.

Redemption provisions

The Shares are not redeemable.

Registration rights

There are no registration rights in respect of the Shares.

Voting Rights

The Manager is not required to hold an annual meeting of Shareholders of any Series. The Operating Agreement provides that meetings of Shareholders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings. The Investor does not have any voting rights as a Shareholder in the Company or a series except with respect to those reserved under Delaware law.

When entitled to vote on a matter, each Shareholder will be entitled to one vote per Share held by it on all matters submitted to a vote of the Shareholders of an applicable Series or of the Shareholders of all Series of the Company, as applicable. All matters to be voted on by the Shareholders must be approved by a majority of the votes cast by all Shareholders in any series of the Company present in person or represented by proxy, unless otherwise specified by Delaware law.

The Manager has broad authority to take action with respect to the Company and any Series. See “Management” for more information. Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Shareholders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Shares;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act 1940, the Investment Advisers Act 1940 or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Shareholders (including any particular series of Shares as compared to other series of Shares) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Shareholders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Shares under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset(s) of each Series.

Liquidation Rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (A) an election to dissolve the Company by the Manager; (B) the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series and the subsequent election to dissolve the Company by the Manager; (C) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; (D) at any time that there are no Shareholders of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or (E) a vote by the Economic Members to dissolve the Company following the for-cause removal of the Manager.

The Operating Agreement provides that a Series shall not be terminated only upon:  (A) the dissolution of the Company; (B) the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series and the subsequent election to dissolve the Company by the Manager; (C) an event set forth as an event of termination of such Series in the Series Designation establishing such Series; (D)an election to terminate the Series by the Manager; or (E) at any time that there are no Shareholders of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the series of Shares or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a series of Shares or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses obligation), and thereafter, (iii) to the Shareholders of the relevant series of Shares, allocated pro rata based on the number of Shares held by each Shareholder (which may include the Manager and any of its affiliates and which distribution within a series will be made consistent with any preferences which exist within such series).

Transfer Restrictions

The Shares of each Series are subject to restrictions on transferability. A Shareholder may not transfer, assign or pledge its Shares without the consent of the Manager. The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of any

Series or more than 500 beneficial owners of any Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Shareholder holding in excess of 19.9% of Shares of any Series, (d) result in a change of U.S. federal income tax treatment of the Company and/or any Series, or (e) the Company, any Series or the Manager being subject to additional regulatory requirements. The transferring Shareholder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The Manager may transfer all or any portion of any Shares of any Series held by the Manager at any time and from time to time

Additionally, unless and until the Shares of the Company are listed or quoted for trading on an exchange or otherwise, there are restrictions on the holder’s ability to the pledge or transfer the Shares. There can be no assurance that we will, or will be able to, register the Shares for resale or that the Rares Platform will allow the Shares to otherwise legally be traded. Therefore, Investors may be required to hold their Shares indefinitely. Please refer to Exhibit 1A-4 – Form of Subscription Agreement for additional information regarding these restrictions.  To the extent certificated, the Shares issued in this Offering may bear a legend (electronically) setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement To Be Bound By The Operating Agreement; Power Of Attorney

By purchasing Shares in any Series, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement by signing the Subscription Agreement. Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Books and Reports

The Company is required to keep appropriate books of the business at its principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and tax purposes, the fiscal year and the tax year are the calendar year, unless otherwise determined by the Manager in accordance with the Internal Revenue Code. The Manager will file with the Commission periodic reports of the Company as required by 17 CFR §230.257.

Under the Securities Act, we must update this Offering Circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular supplements with the Commission. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semiannual reports and other information with the Commission.

We will provide such documents and periodic updates electronically through the Rares Platform. As documents and periodic updates become available, we will notify Shareholders of this by sending the Shareholders an email message or a message through the Rares Platform that will include instructions on how to retrieve the periodic updates and documents. If our email notification is returned to us as “undeliverable,” we will contact the Shareholder to obtain an updated email address. We will provide Shareholders with copies via email or paper copies at any time upon request. The contents of the Rares Platform are not incorporated by reference in or otherwise a part of this Offering Circular.

Exclusive Jurisdiction

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each Investor will covenant and agree not to bring any such claim in any other venue. If a Shareholder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would have to do so in the Delaware Court of Chancery. This provision does not extend to federal securities law claims, as investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder. However, all other claims against the Company, unless specifically forbidden by the federal or state law under which the claim is being brought, shall be subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware.

Furthermore, the Subscription Agreement you must sign in order to invest states that the

Subscription Agreement will be governed by the laws of the State of Delaware. This clause does not apply to claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

Listing

The Shares are not currently listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of the Shares to United States holders but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Shares (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Shares as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Shares under the constructive sale provisions of the Code.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Shares, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Shares, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Shares arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

A “U.S. Holder” includes a beneficial owner of the Shares that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States.

Taxation of each Series of Shares as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Shares, including the to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes. Thus, each Series of Shares will be taxed at regular corporate rates on its income before making any distributions to Shareholders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income”. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Shares. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Shares will be taxable as capital gain in the amount of such excess if the Shares are held as a capital asset. Investors should note that Section 1411 of the Code, added by the Health Care and Education Reconciliation Act of 2010, added a new 3.8% tax on certain investment income (the “3.8% NIIT”), effective for taxable years beginning after December 3, 2012. In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount (currently $7,500 of the highest tax bracket for such year). U.S. Holders should note that for tax years beginning in 2013 and thereafter dividends will be included as investment income in the determination of “net investment income” under Section 1411(c) of the Code.

Taxation of Dispositions of Shares

Upon any taxable sale or other disposition of our Shares, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition, and the U.S. Holder’s adjusted tax basis in the Shares. A U.S. Holder’s adjusted tax basis in the Shares generally equals his or her initial amount paid for the Shares and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Shares, and the amount of any actual or deemed relief from indebtedness encumbering their Shares. The gain or loss will be long-term capital gain or loss if the Shares are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Shares. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Backup Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Payments of dividends or of proceeds on the disposition of the Shares made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Shares, including the consequences of any proposed change in applicable laws.

NOTICE OF CHANGE OF CERTIFYING ACCOUNTANTS

On June 9, 2021, the Manager of 370 Markets, LLC (the “Company”) approved and ratified the appointment of IndigoSpire CPA Group, LLC (“IndigoSpire”) as the Company’s independent accounting firm for the fiscal year ending December 31, 2020. In connection with its selection of IndigoSpire, the Manager approved the dismissal of its former independent accounting firm, Artesian CPA, LLC (“Artesian”).

Artesian’s audit report on the Company’s financial statement as of June 29, 2020 (inception) did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

As of June 29, 2020 (inception) and through the subsequent date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Artesian on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Artesian’s satisfaction, would have caused Artesian to make reference to the matter in their report. As of June 29, 2020 (inception) and through the subsequent date of dismissal there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Artesian with a copy of its Current Report on Form 1-U dated 8-9-21 and requested that it provide the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) indicating whether or not Artesian agrees with the disclosures contained herein and, if not, the respects in which it does not agreement. A copy of Artesian’s letter, dated July 28, 2021, is filed as Exhibit 1 to the Current Report on Form 1-U.

On June 9, 2021 the Manager approved and ratified the appointment of IndigoSpire as the Company’s new independent accounting firm. Neither the Company nor anyone acting on its behalf has consulted with IndigoSpire regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that IndigoSpire concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” or “reportable event” (as each term is defined in Item 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

WHERE TO FIND ADDITIONAL INFORMATION

The Manager will answer inquiries from potential Investors in each Series of Shares concerning each Series of Shares, the Company, the Manager and other matters relating to the offer and sale of each Series of Shares under this Offering Circular. The Company will afford all potential Investors in the Shares the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

All potential Investors in the Shares are entitled to review copies of any other agreements relating to each Series of Shares described in this Offering Circular, if any. In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Offering Circular, except as so modified or superseded.

Requests and inquiries regarding this Offering Circular should be directed to:

8545 W. Warm Springs Road, Ste A4 #192

Las Vegas, NV 89113

702.860.9650

E-Mail: Investor.relations@reals.io

Attention: Matthew Hall

We will provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

______________________________________________

SECTION F/S

FINANCIAL STATEMENTS

________________________________________________

370 Markets, LLC
Delaware Limited Liability Company

Financial Statements

As of December 31, 2020 and for the period from June 29, 2020 (inception) to December 31, 2020

INDEPENDENT AUDITOR’S REPORT

June 9, 2021

To: Board of Directors, 370 MARKETS, LLC

Re: 2020 Financial Statement Audit

We have audited the accompanying financial statements of 370 MARKETS, INC. (a series limited liability company organized in Delaware) (the “Company”), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in member equity, and cash flows for the inception period from June 29, 2020 to December 31, 2020, and the related notes to such financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations, changes in member equity and its cash flows for the inception period from June 29, 2020 to December 31, 2020 thus ended in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in the Notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

June 9, 2021

370 Markets, LLC

TABLE OF CONTENTS

Page

FINANCIAL STATEMENTS AS OF DECEMBER 31, 2020 AND FOR THE PERIOD FROM JUNE 29, 2020 (INCEPTION) TO DECEMBER 31, 2020:

Balance Sheet1

Statement of Operations2

Statement of Changes in Member’s Equity3

Statement of Cash Flows4

Notes to Financial Statements5

370 MARKETS, LLC
BALANCE SHEET
As of December 31, 2020

See accompanying Independent Auditor’s Report

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF OPERATIONS
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF CHANGES IN MEMBER'S EQUITY
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

See accompanying notes, which are an integral part of these financial statements.

See accompanying notes, which are an integral part of these financial statements.

370 MARKETS, LLC
STATEMENT OF CASH FLOWS
For the period from June 29, 2020 (inception) to December 31, 2020

See accompanying Independent Auditor’s Report

See accompanying notes, which are an integral part of these financial statements.

NOTE 1:  NATURE OF OPERATIONS

370 Markets, LLC (the “Company”) was formed on June 29, 2020 as a Delaware limited liability company.  The Company was organized primarily to originate, invest in, and manage a series of entities holding collectible and iconic alternative assets. Substantially all the Company’s business will be externally managed by its manager, 370 Legacy, Inc. (the “Parent Company”), a Delaware corporation.

As of June 29, 2020, the Company had not commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations to raise capital.  Once the Company commences its planned principal operations, it will incur significant additional expenses, and acquire substantial assets.  The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to operationalize the Company’s planned operations or failing to operate the business profitably.

NOTE 2:  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES &NBSP;

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis for reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents.  The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).  The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered
Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques, and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximate their fair value.

Collectibles

Collectible assets are recorded at cost.  The cost includes the purchase price, including any deposits for the collectibles funded by the manager and acquisition expenses, which include all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the collectibles incurred prior to the closing, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third-party industry and due diligence experts, auction house fees and travel and lodging for inspection purposes.

The Company treats the collectibles as long-lived assets and are subject to an annual test for impairment but are not depreciated or amortized.  These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

As of December 31, 2020, the Company determined that none of its collectibles are impaired.

Organizational and Offering Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Organization and offering costs of the Company are initially being paid by 370 Legacy, Inc. (the “Parent Company”) on behalf of the Company prior to the Company’s planned Regulation A offering (the “Offering”) once qualified by the Securities and Exchange Commission.

Income Taxes

The Company is a limited liability company.  Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the financial statements.  Income from the Company is reported and taxed to the members on their individual tax returns.

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes.  Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse.  A valuation allowance is recorded when it is unlikely that the deferred tax assets will not be realized.  The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon our evaluation of the facts, circumstances, and information available at the reporting date.  In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, the Company’s policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information.  For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements.

The Company has evaluated its income tax positions and has determined that it does not have any uncertain tax positions. The Company will recognize interest and penalties related to any uncertain tax positions through its income tax expense.

The Company may, in the future become subject to federal, state, and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 3:  GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company is a business that has not commenced planned principal operations, plans to incur significant costs in the pursuit of its capital financing plans and has not generated any revenues since inception.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results.  No assurance can be given that the Company will be successful in these efforts.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

The Company has denominated its membership interests as a single class of common units. The Company has appointed 370 Legacy, Inc. as its manager and issued to 370 Legacy, Inc. 100 common units, representing 100% ownership of the Company.  The Company’s founder and CEO contributed capital for a total amount of $80,520.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTIES

During 2020, 370 Legacy, Inc. borrowed a total of $27,551 from the Company. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand.  The Company also borrowed a total of $138,870 from 370 Legacy, Inc. and repaid $17,000 during the period. The loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand. As of December 31, 2020, the net outstanding payable to 370 Legacy, Inc. amounted to $94,319.

The Company intends to engage 370 Legacy, Inc. and its affiliates to provide certain services that are essential to the Company, including asset management services, asset acquisition, and disposition decisions, the sale of the Company’s common shares available for issuance, as well as other administrative responsibilities for the Company, including accounting services and investor relations. As a result, the Company will be dependent upon 370 Legacy, Inc., and its affiliates. If these companies are unable to provide the Company with the respective services, the Company would have to find alternative providers of these services.

NOTE 6:  RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU supersedes the previous revenue recognition requirements in ASC Topic 605—Revenue Recognition and most industry-specific guidance throughout the ASC.  The core principle within this ASU is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services.  In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers, which deferred the effective date for ASU 2014-09 by one year to fiscal years beginning after December 15, 2017, while providing the option to early adopt for fiscal years beginning after December 15, 2016.  Transition methods under ASU 2014-09 must be through either (i) retrospective application to each prior reporting period presented, or (ii) retrospective application with a cumulative-effect adjustment at the date of initial application.  The Company adopted this new standard effective on its inception date.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842).  This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet.  The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years.  Early adoption is permitted.  The Company is continuing to evaluate the impact of this new standard on its financial reporting and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying balance sheet. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7:  SUBSEQUENT EVENTS

Related Party Loan

Through the issuance of these financial statements, the Company obtained additional loan from 370 Legacy, Inc. for a total amount of $82,000.  All loans are non-interest bearing with no formal repayment terms or other loan terms and are considered payable on demand.

Management’s Evaluation

Management has evaluated all subsequent events through June 9, 2021, the date the financial statement was available to be issued.  There are no additional material events requiring disclosure or adjustment to the financial statement.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 9. 2021.

370 Markets, LLC

By:  /s/ Gerome Daren Sapp

Chief Executive Officer and Director

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Gerome Daren Sapp

Gerome Daren Sapp

Chief Executive Officer (principal executive officer) and Director

August 9. 2021

By: /s/ Matthew Daniel Hall

Matthew Daniel Hall

Chief Financial Officer (principal financial officer and principal accounting officer), Chief Operations Officer and Director

August 9. 2021

By:  /s/ Awah Teh

Awah Teh

Chief Technology Officer

August 9. 2021

By:  /s/ Hector N. Tantoh

Hector N. Tantoh

Chief Marketing Officer

August 9. 2021

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ Gerome Daren Sapp

Gerome Daren Sapp

Chief Executive Officer (principal executive officer) and Director

August 9. 2021

By: /s/ Matthew Daniel Hall

Matthew Daniel Hall

Chief Financial Officer (principal financial officer and principal accounting officer), Chief Operations Officer and Director

August 9. 2021

By:  /s/ Awah Teh

Awah Teh

Chief Technology Officer

August 9. 2021

By:  /s/ Hector N. Tantoh

Hector N. Tantoh

Chief Marketing Officer

August 9. 2021

III: EXHIBITS

Index to Exhibits

Description                         Item              Exhibit

Broker-Dealer Services Agreement with Dalmore Group LLC (1)	Item 17.1	1A-1
Charter (including amendments) (1)	Item 17.2	1A-2A
Operating Agreement (including amendments) (1)	Item 17.2	1A-2B
Form of Subscription Agreement (1)	Item 17.4	1A-4
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, Kendall A. Almerico P.A. (1)	Item 17.12	1A-12

(1) Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on March 9, 2021